UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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TRONOX LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 15, 2013

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Tuesday, May 21, 2013

To Our Shareholders,

You are cordially invited to attend the 2013 Annual General Meeting of Shareholders (the “Annual Meeting”) of Tronox Limited (ACN 153 348 111) (the “Company” or “Tronox”). The Annual Meeting will be held on Tuesday, May 21, 2013 at 9:00 a.m. U.S. Eastern Daylight Time, at the Stamford Marriot Hotel, 243 Tresser Boulevard, Stamford, Connecticut 06901, USA for the following purposes:

1(a).

For holders of the Company’s Class A ordinary shares (the “Class A Shares”) to elect the Nominees (as defined in the Proxy Statement below) as Class A directors of the Company until they retire or are removed.

1(b).	For holders of the Company’s Class B ordinary shares (the “Class B Shares”) to elect certain persons listed herein as Class B directors of the Company until they retire or are removed.

2.	To approve the Tronox Limited Annual Performance Bonus Plan.

3.	To approve the appointment of the Company’s independent registered public auditor, who will serve until the earlier of the date that the auditor resigns or is removed.

4.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”).

5.	To approve, on a non-binding advisory basis, the frequency of the Say-on-Pay Vote.

6.	To receive and consider the Company’s annual financial report for the year ended December 31, 2012 and the reports of the directors and auditors on those statements.

7.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this notice.

The record date for the Annual Meeting is 5:00 p.m. U.S. Eastern Daylight Time on May 19, 2013. Only those holders of the Class A Shares and Class B Shares at 5:00 p.m. U.S. Eastern Daylight Time on May 19, 2013 (the “Record Date”) are entitled to vote at the meeting. Only the holders of the Company’s Class A ordinary shares as of the Record Date may vote for Proposal 1(a) regarding the election of Nominees as Class A directors. Only the holders of the Company’s Class B ordinary shares as of the Record Date may vote for Proposal 1(b) regarding the election of Nominees as Class B directors.

Each shareholder may appoint a proxy or attorney to attend the Annual Meeting and vote on the shareholder’s behalf. A shareholder entitled to cast two or more votes at the Annual Meeting is entitled to appoint two proxies. The shareholder may specify the proportion or number of votes that the proxy may exercise. A proxy need not be a shareholder of the Company.

An appointment of a proxy or an attorney is not effective unless (i) in the case of a proxy, the proxy appointment form and, if it is signed or otherwise authenticated by the shareholder’s attorney, the authority under which the appointment is signed (or a certified copy of the authority); or (ii) in the case of an attorney, the power of attorney (or certified copy of it) is received by Tronox no later than 11:59 p.m. U.S. Eastern Daylight Time on May 20, 2013, either by online submission to the Company’s proxy tabulator, mail to 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA, or 1 Brodie Hall Drive, Technology Park, Bentley, Western Australia, Australia, 6102 or faxed to +1 (203) 705-3703 (USA) or +61 (0) 8 9 365-1390 (Australia).

A body corporate which is a shareholder, or which has been appointed as a proxy, may appoint an individual to act as its representative at the Annual Meeting. The representative should bring to the Annual Meeting evidence of his or her appointment, including any authority under which it is signed, unless it has previously been given to the Company.

In accordance with rules approved by the Securities and Exchange Commission, we will send a Notice of Internet Availability of Proxy Materials on or about April 15, 2013, and will provide access to our proxy materials over the Internet, beginning on April 15, 2013, for the holders of record and beneficial owners of the Class A Shares and Class B Shares as of the close of business on April 1, 2013.

Your vote is important. We urge you to review the accompanying materials carefully and to vote by Internet or telephone as promptly as possible. Voting on the Internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. Using the Internet or telephone helps save the Company money by reducing postage and proxy tabulation costs.

It is important that your shares be represented at the meeting. Regardless of whether you plan to attend the meeting, please vote your shares as soon as possible.

By Order of the Board of Directors,

Michael J. Foster

Senior Vice President,

General Counsel and Secretary

TRONOX LIMITED

263 Tresser Boulevard, Suite 1100

Stamford, Connecticut 06901, USA

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD May 21, 2013

GENERAL INFORMATION

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Tronox Limited (the “Board of Directors” or “Board”) for use at our 2013 Annual Meeting. In this proxy statement, references to “Tronox,” the “Company,” “we,” “us,” or “our” and similar expressions refer to Tronox Limited, and “Annual Meeting” refers to the annual general meeting of Tronox Limited, unless the context of a particular reference provides otherwise.

2013 Annual Meeting Date and Location

Tronox’s 2013 Annual Meeting will be held at the Stamford Marriot Hotel, 243 Tresser Boulevard, Stamford, Connecticut 06901 on Tuesday, May 21, 2013 at 9:00 a.m., U.S. Eastern Daylight Time, or at such other time and place to which the Annual Meeting may be adjourned. References in this proxy statement to the Annual Meeting also refer to any adjournments or changes in location of the meeting, to the extent applicable.

Delivery of Proxy Materials

We made these materials available to you over the Internet or have delivered paper versions of these materials to you by mail, in connection with the solicitation of proxies by the Board for the 2013 Annual Meeting. Shareholders may request to receive proxy materials electronically by e-mail during the voting period. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you, as well as solicitation costs. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

On or about April 15, 2013, we will mail a Notice of Internet Availability of Proxy Materials to shareholders containing instructions on how to access the proxy statement and vote online. If your ordinary shares are registered directly in your name with our transfer agent you are considered, with respect to those shares, the registered shareholder of record, and we are sending this Proxy Statement and the other proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. We have enclosed a Proxy Card for you to use.

Most holders of ordinary shares hold their ordinary shares through a broker or other nominee rather than directly in their own name. If your ordinary shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of the ordinary shares even though they are held in “street name,” and these proxy materials should be forwarded to you by the broker, trustee or nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are also invited to attend the Annual Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Each registered shareholder will receive one copy of each such Notice per account even if at the same address, while most banks and brokers will deliver only one copy of such Notice to consenting street-name shareholders (you own shares beneficially in the name of a bank, broker or other holder of record on the books of our transfer agent) who share the same address. This procedure reduces our printing and distribution costs. Those who wish to receive separate copies may do so by contacting their bank, broker or other nominee. Similarly, most street-name shareholders who receive multiple copies of the Notice at a single address may request that only a single copy be sent to them in the future by contacting their bank, broker or other nominee. In the alternative, if you hold your shares in street name through a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote the shares.

Please follow the voting instructions provided by the bank or broker. Brokers, banks or other nominees who hold Tronox Limited ordinary shares on behalf of their beneficial owners may not give a proxy to Tronox Limited to vote those shares with respect to any of the proposals without specific instructions from such beneficial owners, as brokers, banks and other nominees do not have discretionary voting power on these matters. Any votes cast by street-name shareholders or brokers, banks or other nominees will be treated as though they were votes cast by the shareholder of record. You may not vote shares held in street name by returning a proxy card directly to Tronox Limited or by voting in person at the Annual Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Any votes cast pursuant to a “legal proxy” will be treated as though they were cast by the shareholder of record.

Procedural Matters

Only holders of shares as of 5:00 p.m. U.S. Eastern Daylight Time on May 19, 2013 will be entitled to attend and to vote at the Annual Meeting. As of April 1, 2013, there were 64,273,103 Class A ordinary shares outstanding and 51,154,280 Class B ordinary shares outstanding. Holders of Class A Shares and Class B Shares can vote on all of the proposals except that only holders of Class A Shares can vote on the election of Class A directors and only holders of Class B Shares (currently, Exxaro Resources Limited) can vote on the election of Class B directors. Each of our Class A ordinary shares and our Class B ordinary shares entitles its holder to one vote on all matters on which holders of such shares have the right to vote. Shareholders do not have cumulative voting rights.

Voting Procedures

Registered Shareholders: Registered shareholders may vote their shares or submit a proxy to have their shares voted by one of the following methods:

By Internet. You may submit a proxy electronically on the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Please have the Notice of Internet Availability of Proxy Materials in hand when you log onto the web site. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. U.S. Eastern Daylight Time on May 20, 2013.

In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

By Telephone. If you request paper copies of the proxy materials by mail, you may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m. U.S. Eastern Daylight Time on May 20, 2013.

By Mail. If you request paper copies of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the business reply envelope to 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA or 1 Brodie Hall Drive, Technology Park, Bentley, Western Australia, Australia, 6102. All mailed votes must be received prior to 11:59 p.m. U.S. Eastern Daylight Time on May 20, 2013.

By Fax. If you request paper copies of the proxy materials by fax, you may indicate your vote by completing, signing and dating your proxy card and returning it by fax to +1 (203) 705-3703 (USA) or +61 (0) 8 9 365-1390 (Australia).

Street-name Shareholders: Street-name shareholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

By Methods Listed on Voting Instruction Form. Please refer to your voting instruction form or other information forwarded by your bank, broker or other holder of record to determine whether you may submit a proxy electronically on the Internet or by telephone, following the instructions on the voting instruction form or other information provided by the record holder.

In Person with a Proxy from the Record Holder. A street-name shareholder who wishes to vote in person at the meeting will need to obtain a legal proxy from their bank, broker or other nominee. Please consult the voting instruction form or other information sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Tabulation of Votes

Votes cast by proxy or in person at the meeting will be tabulated by a proxy tabulator.

Effect of an Abstention and Broker Non-Votes

A shareholder present in person, or by proxy, attorney or representative at the Annual Meeting, who abstains from voting on any or all proposals will be included in the determination of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum, as will broker non-votes. Our Constitution requires that a quorum of shareholders—the holders of a majority of issued voting shares—be present. However, abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or other proposals. Accordingly, a depository cannot cast a vote in favor of or against the election of nominees absent instruction from the underlying beneficial owner.

Revocation of Proxies

Holders of ordinary shares can revoke their proxy at any time before it is voted at the Annual Meeting by either:

•	Submitting another timely, later–dated proxy by mail;

•	Delivering timely written notice of revocation to our Secretary; or

•	Attending the Annual Meeting and voting in person.

If your ordinary shares are held beneficially in street name, you may revoke your proxy by following the instructions provided by your broker, trustee, nominee or depositary, as applicable.

Vote Confidentiality

Tronox has a confidential voting policy to protect our shareholders’ voting privacy. Under this policy, ballots, proxy forms, and voting instructions returned to brokerage firms, banks and other holders are kept confidential. Only the proxy tabulator and Inspector of Elections have access to the ballots, proxy forms, and voting instructions. The proxy tabulator will disclose information taken from the ballots, proxy forms, and voting instructions only if there is a proxy contest, if the shareholder authorizes disclosure, to defend legal claims, or as otherwise required by law.

Annual Meeting Admission

Attendance at the Annual Meeting is limited to shareholders (or their proxies, attorneys or representatives) and a guest. Admission to the Annual Meeting is on a first-come, first-served basis. Registration begins at 8:00 a.m. U.S. Eastern Daylight Time on May 21, 2013, and you will be asked to present a valid picture identification and proof of Tronox share ownership as of the record date. If you hold Tronox shares in a brokerage account (“street name”), you must bring a copy of a brokerage account statement reflecting your share ownership as of the record date. If you plan to attend as the proxy or attorney of a shareholder, the shareholder must provide valid proof of your appointment no later than 5:00 p.m. U.S. Eastern Daylight Time on May 19, 2013 to one of the addresses set out on page 1 of the Notice of Meeting. If you plan to attend as a representative of a body corporate you must bring evidence of appointment to the Annual Meeting. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. The use of cameras at the Annual Meeting is prohibited and they will not be allowed into the Annual Meeting or any other related areas, except by credentialed media. We realize that many cellular phones have built-in digital cameras, and while these phones may be brought into the meeting room, they may not be used at any time.

PROPOSAL 1

ELECTION OF DIRECTORS

Tronox’s business and affairs are managed under the direction of our Board of Directors, which is currently comprised of nine members. The size of our Board shall not be less than three, and for so long as the Class B Voting Interest is at least ten percent the number of Directors must be nine, three of whom are Class B Directors appointed by the holder of our Class B Shares. Under our Constitution, all elected directors will become eligible for reelection at the next Annual Meeting. Only holders of our Class A Shares are entitled to vote on Proposal 1(a). Only holders of our Class B Shares are entitled to vote on Proposal 1(b). Our Constitution requires that Directors be elected by a plurality of votes.

Proposal 1(a)

Class A Directors

Nominees for election as Class A Directors this year are Thomas Casey, Andrew P. Hines, Wayne A. Hinman, Peter Johnston, Ilan Kaufthal, and Jeffry N. Quinn. These nominees have been nominated by the Corporate Governance and Nominating Committee in accordance with our Constitution.

Each of the nominees are to be elected by a plurality of votes of the Class A Shares at the Annual Meeting to hold office until their successors are duly named and qualified at the next Annual Meeting. The accompanying proxy will be voted in favor of the nominees named below to serve as directors unless the shareholder indicates to the contrary on the proxy. All of the nominees are current directors. Your Board of Directors recommends a vote FOR these nominees by holders of Class A Shares. Class A Shares represented by proxy will be voted FOR the nominees unless you specify otherwise in your voting instructions.

The Board of Directors expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee to be designated by the Board of Directors.

OUR BOARD RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF EACH OF THE FOLLOWING NOMINEES:

Name	Age(1)	Position
Thomas Casey	61	Chairman of the Board
Andrew P. Hines	73	Director
Wayne A. Hinman	66	Director
Ilan Kaufthal	65	Director
Jeffry N. Quinn	54	Director
Peter Johnston	62	Director

(1)	As of April 1, 2013

Set forth below is a description of the backgrounds of nominee for Class A directors. Unless otherwise indicated below, each of our directors joined the Tronox Limited Board on June 15, 2012 upon completion of merger transactions (the “Transaction”) with Exxaro Resources Limited (“Exxaro”). There are no family relationships among any of our directors.

Thomas Casey

Thomas Casey has served as Chairman of the Board and Chief Executive Officer of Tronox Limited since June 15, 2012 and served as Chairman of Tronox Incorporated since February 2011 and as Chief Executive Officer of Tronox Incorporated since October 2011. Mr. Casey served as Chief Executive Officer of Integra

Telecom, Inc. from February 2011 until October 2011 when Mr. Casey assumed the position of Chief Executive Officer of Tronox Incorporated. He has previously served as Chairman of the Board of Integra Telecom between December 2009 and February 2011, Chief Executive Officer and Director of Current Group LLC between September 2006 and February 2011, Chairman of the Board of Pacific Crossing Ltd., as Chief Executive Officer and Chairman of the Board of Choice One Communications, Inc., and as Chief Executive Officer and Director of One Communication Corp and of Global Crossing Ltd. Mr. Casey was a managing director of Merrill Lynch & Co, and was a partner at Skadden, Arps, Slate, Meagher & Flom LLP and at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. He also had various positions in the United States Government, including in the Antitrust Division of the U.S. Department of Justice. Mr. Casey graduated with honors from Boston College and The George Washington University, National Law Center. These positions give Mr. Casey significant insight into, and understanding of, complex transactions and business operations, including with respect to the banking, legal, and operational aspects thereof. On April 11, 2005, the SEC, Global Crossing, Mr. Casey (who was at the relevant time the Chief Executive Officer of Global Crossing) and other members of Global Crossing’s management reached a settlement related to an SEC investigation regarding alleged violations of the reporting provisions of Section 13(a) of the Securities Exchange Act of 1934 (and regulations thereunder) (the “Exchange Act”), with such parties agreeing not to cause any violations of such reporting provisions. In the settlement, no party admitted liability and no other violations of securities laws were alleged. The Tronox Incorporated Board of Directors was fully aware of the settlement order and its circumstances and, in naming Mr. Casey as Chief Executive Officer, expressed its confidence in his ability to serve as Chief Executive Officer.

Andrew P. Hines

Andrew Hines has been a director since January 2011. Mr. Hines has been Executive Vice President/Chief Financial Officer of Sonar Entertainment since June 2011. The company develops, produces and distributes original made-for-television movies and mini-series. Prior to that time he was a principal of Hines and Associates, a financial management consulting firm. From September 2009 to June 2010, Mr. Hines served as Executive Vice President/Chief Financial Officer of World Color Press Inc. (formerly, Quebecor World), a company which provided high-value and comprehensive print, digital, and related services to businesses worldwide. From October 2006 to August 2009, Mr. Hines was a principal of Hines and Associates, and from October 2005 to September 2006, he served as Vice President and Chief Financial Officer of GenTek, Inc., a manufacturer of industrial components and performance chemicals. Mr. Hines is also a director of C&D Technologies, Inc. and he is Chairman of that company’s Audit Committee. From November 2003 to 2007, Mr. Hines served as a director and Chairman of the Audit Committee of Superior Essex, Inc.

Mr. Hines has in-depth financial experience and highly valued senior leadership experience, making him a valued member of our Board of Directors. Because of his accounting background and extensive financial experience, Mr. Hines has been named Chairman of the Audit Committee, as well as the “Audit Committee financial expert”, as defined by the applicable rules of the Securities and Exchange Commission.

Wayne A. Hinman

Wayne Hinman has been a director since February 2011. Mr. Hinman brings a wealth of expertise in the chemicals and energy sectors. He has served in various positions at Air Products & Chemicals, Inc. during his 33 year career, including President of Asia, and most recently V.P. and GM of the worldwide merchant gases business, a $2.5 billion business. He also has served as a director on numerous joint venture boards within the industrial gases business, most recently, as Chairman of Air Products South Africa and a member of the Board of INOXAP in India. Mr Hinman also served as a member of the board of directors of American Ref-fuel, Pure Air USA, and Taylor-Wharton International. Mr Hinman served in the United States Air Force achieving the rank of Captain. He received his MBA from Virginia Polytechnic Institute and completed the Harvard AMP program.

Peter Johnston

Peter Johnston has been a director since August 1, 2012. Beginning in November 2001, Mr. Johnston has served as Managing Director and Chief Executive Officer of Minara Resources Pty Ltd, one of Australia’s and the world’s leading nickel producers. He is Chairman of the Minerals Council of Australia; past President of the Chamber of Minerals & Energy (WA); director and past Chairman of the Nickel Institute and Vice President of the Australian Mines and Metals Association. Mr. Johnston also is currently a director of Emeco Holdings limited and Silver Lake Resources Limited. He formerly was employed by WMC Ltd between 1993 and 2001, during which he held the position of Executive General Manager with responsibility over nickel and gold operations, Olympic Dam Operations, Queensland Fertilizers Ltd and human resources.

Ilan Kaufthal

Ilan Kaufthal has been a director since February 2011. Mr. Kaufthal brings years of banking experience to the Tronox board. He is Chairman of East Wind Advisors, a specialized investment banking firm serving companies in the media, education, and information industries. Since 2008, Mr. Kaufthal has also served as Senior Advisor at Irving Place Capital. Earlier in his career, he was Vice Chairman of Investment Banking at Bear Stearns & Co., Vice Chairman and Head of Mergers and Acquisitions at Schroder & Co., and SVP and CFO at NL Industries. Mr. Kaufthal serves on the board of directors of Cambrex, Edmunds.com, and Blyth, Inc., an NYSE-listed home expressions company based in Greenwich, Connecticut, USA. Mr. Kaufthal is a graduate of Columbia University and the New York University Graduate School of Business Administration.

Jeffry N. Quinn

Jeffry N. Quinn has been a director since February 2011. Mr. Quinn is Chairman and Chief Executive Officer of The Quinn Group LLC, a diversified holding company with investments in the industrial, active lifestyle, and entertainment sectors; as well as Quinpario Partners LLC, an investment and operating firm in the performance materials and specialty chemical sectors. Mr. Quinn is former Chairman, CEO and President of Solutia Inc., a NYSE-listed global performance materials and specialty chemical company. Joining Solutia in 2001 as Senior Vice President, General Counsel and Secretary, he became CEO and President of the company in 2004 and Chairman in 2006. He served in those capacities until Solutia was sold to Eastman Chemical Company in July 2012. Previously, Mr. Quinn was an executive officer of Premcor Inc., at that time one of the nation’s largest independent oil refiners, and Arch Coal, Inc., the nation’s second-largest coal producer. Mr. Quinn currently serves as a member of the board of directors of W.R. Grace & Co., a leading global supplier of catalysts, engineered and packaging materials and specialty construction chemicals and building materials, since November 2012 and MEMC Electronic Materials, Inc., a global leader in semiconductor and solar technology, since October 2012. Mr. Quinn was previously a director of Tecumseh Products Co. Mr. Quinn received a bachelor’s degree in Mining Engineering and a Juris Doctorate degree from the University of Kentucky.

Proposal 1(b)

Class B Directors

The following directors serve as Class B directors, appointed by holders of our Class B Shares. Each of Daniel Blue, Wim de Klerk and Sipho Nkosi has been nominated for reappointment as Class B Directors in accordance with our Constitution. We expect the holders of our Class B Shares to reelect each of the Class B directors at the Annual Meeting.

Name	Age(1)	Position
Daniel Blue	60	Director
Wim de Klerk	49	Director
Sipho Nkosi	58	Director

(1)	As of April 1, 2013

Daniel Blue

Daniel Blue has been a director since the integration of Tronox and Exxaro Mineral Sands closed in June 2012. Mr. Blue is a senior commercial partner at Australian law firm Holding Redlich. He is the corporate and commercial group leader in the firm’s Melbourne office and co-head of its national energy and resources practice. Mr. Blue has more than 25 years of experience as an advisor, business strategist and negotiator for major mergers and acquisitions and other complex corporate and commercial matters. Mr. Blue has worked around the globe including in Australia, South Africa and Asia. He currently serves on the board of directors of Business for Millennium Development Ltd. He previously served as a director of Lynas Gold N.L. and Acclaim Exploration N.L. Mr. Blue also served as the Chairman of the Acclaim board of directors. Mr. Blue holds bachelor’s degrees in law and economics and a master’s degree in business administration from the University of Western Australia.

Wim de Klerk

Wim de Klerk has been a director of Tronox since June 2012. He is the Finance Director of Exxaro Resources and serves on Exxaro’s board of directors. Mr. de Klerk joined Iscor Ltd., a predecessor company of Exxaro in 1996, where he served on the executive management team. In that capacity, he was responsible for strategy and continuous improvement, divesting non-core assets, and managing the Grootegeluk coal mine. In 2001, Kumba Resources was formed, a spinoff of the previous mining division of Iscor. At Kumba Mr. de Klerk was responsible for managing the mineral sands commodity business. In 2006, Mr. de Klerk was named the finance Director of Exxaro Resources, which was established when the company was spun off from Kumba. Mr. de Klerk is a chartered accountant and member of South African Institute for Chartered Accountants. He holds a Bachelor of Commerce from the University of Pretoria.

Sipho Nkosi

Sipho Nkosi has been a director of Tronox since June 2012. Mr. Nkosi is the Chief Executive Officer of Exxaro Resources and serves on Exxaro’s board of directors. He began his career as a market analyst with Ford Motor Company South Africa in 1980 after which, he was appointed as marketing coordinator at Anglo American Coal in 1986. He joined Southern Life Association as senior manager, strategic planning in 1992 and the following year accepted the position of marketing manager, new business development at Trans-Natal Coal Corporation, which later became Ingwe Coal Corporation. Mr. Nkosi joined Asea Brown Boveri (South Africa) Ltd. in 1997 as Vice President Marketing and ABB Power Generation in 1998 as Managing Director. He was the founder and chief executive officer of Eyesizwe Holdings and following its merger with Kumba’s non-iron ore resources was appointed Chief Executive Officer of Exxaro Resources Limited in 2007. Mr. Nkosi holds a Bachelor of Commerce degree from the University of Zululand, an Honors degree in Commerce (Economics) from the University of South Africa and a Master of Business Administration from the University of Massachusetts in the United States.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

The listing standards of the New York Stock Exchange (NYSE), as well as our Corporate Governance Guidelines, require that a majority of our Board of Directors be comprised of independent directors. For a director to be considered independent under these standards:

•	The director must meet the bright–line independence tests under the listing standards of the NYSE; and

•

The board must affirmatively determine that the director otherwise has no material relationship with us, directly or as a partner, shareholder or officer of an organization that has a relationship with us.

The board has adopted additional categorical standards which provide that certain relationships will not be considered material relationships that would impact a director’s independence. These categorical standards are part of our Corporate Governance Guidelines and can be accessed under the “Investor Relations” and “Corporate Governance” sections of our website at www.tronox.com.

Based on these standards, our board has affirmatively determined that all of the current directors, except for Mr. Casey, Mr. de Klerk and Mr. Nkosi, are independent. The board based these determinations primarily on a review of the responses of our directors to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted the Tronox Code of Business Conduct and Ethics that applies to all of the Company’s employees, including its principal executive officer, principal financial officer and principal accounting officer, and its Board of Directors. The Code of Business Conduct and Ethics is available on the Company’s website at www.tronox.com. If the Company makes any substantive amendments to the Business Code of Conduct and Ethics or grants any waiver from a provision of the Business Code of Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

BOARD MEETINGS AND COMMITTEES

During the last full fiscal year, the Board of Directors held a total of seven meetings, including six meetings since the full board was constituted on June 15, 2012. All directors attended at least 75 % of the aggregate of the meetings of the Board of Directors held during the aforementioned period. The Company encourages all incumbent directors and nominees for director to attend the Annual Meeting.

The Board of Directors has established three committees: a corporate governance and nominating committee, a human resources and compensation committee and an audit committee. Each such committee is governed by a written charter, and a current copy of each such charter is available to our shareholders at www.tronox.com. During the fiscal year ended December 31, 2012, there have been 4 meetings held by the audit committee, 2 meetings held by the human resource and compensation committee and 2 meetings held by the corporate governance and nominating committee. The table below provides current membership and fiscal year 2012 meeting information for each of the Board committees.

Name	Audit	Human Resource and Compensation	Corporate Governance and Nominating
Thomas Casey*
Daniel Blue	•	•
Andrew P. Hines	Δ
Wayne A. Hinman		•	Δ
Peter Johnston			•
Ilan Kaufthal	•	•	•
Jeffry N. Quinn		Δ

*	Chairman of the Board
Δ	Chair
•	Member

Corporate Governance and Nominating Committee

The corporate governance and nominating committee assists the Board of Directors with respect to: (a) the organization and membership and function of the Board of Directors, including the identification and recommendation of director nominees and the structure and membership of each committee of the Board of Directors, (b) corporate governance principles applicable to the Company and (c) the Company’s policies and programs that relate to matters of corporate responsibility. The committee reviews and makes recommendations to the Board of Directors regarding the composition of the Board of Directors, structure, format and frequency of the meetings. The corporate governance and nominating committee has not formally established any specific, minimum qualifications that must be met by each candidate for the Board of Directors or specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. However, the corporate governance and nominating committee, when considering a potential candidate, will factor into its determination the following qualities of a candidate: professional experience, educational background, knowledge of our business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of our shareholders. It also takes account of relevant legal and stock exchange listing requirements. The committee also reviews and makes recommendations to the Board of Directors regarding the nature, composition and duties of the committees of the Board of Directors. The committee reviews and considers shareholder recommended candidates for nomination to the Board of Directors. It is the Board of Directors’ policy that shareholders may propose nominees for consideration by the committee by submitting the names and other relevant information to the Corporate Secretary at the following address: Tronox Limited, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA.

Audit Committee

The primary responsibilities of the audit committee are to oversee the accounting and financial reporting processes of our company as well as our affiliated and subsidiary companies, and to oversee the internal and external audit processes. The audit committee also assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which is provided to shareholders and others, and the system of internal controls which management and the Board of Directors have established. The audit committee oversees the independent registered public auditors, including their independence and objectivity. However, the committee members are not acting as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent registered public auditors. The audit committee is empowered to retain independent legal counsel and other advisors as it deems necessary or appropriate to assist the audit committee in fulfilling its responsibilities, and to approve the fees and other retention terms of the advisors.

The audit committee is comprised of three members, each of whom was elected by the Board of Directors. Our Board of Directors has determined that Mr. Hines qualifies as an “audit committee financial expert”. Mr. Hines has in-depth financial experience and highly valued senior leadership experience, making him a valued member of Tronox Limited’s Board of Directors. Because of his accounting background and extensive financial experience, Mr. Hines has been named Chairman of the Audit Committee, as well as the “Audit Committee financial expert,” as defined by the applicable rules of the Securities and Exchange Commission.

Human Resource and Compensation Committee

The Human Resource and Compensation Committee administers our executive compensation program and assists our Board of Directors in fulfilling its oversight responsibilities with respect to the compensation we pay to our executive officers and our non-employee directors. Among its other duties, the Human Resource and Compensation Committee:

•	evaluates and recommends to the Board of Directors, the total compensation of our Chief Executive Officer;

•

reviews and evaluates the salaries and benefits recommended by our Chief Executive Officer for all of our other executive officers and makes recommendations to the Board of Directors regarding the compensation paid to our other executive officers after making any changes it deems appropriate to the recommendations of our Chief Executive Officer;

•	evaluates and recommends to the Board of Directors, the incentive compensation to be awarded for all executive officers;

•

recommends to the Board of Directors individual performance goals for our Chief Executive Officer and, after making any changes it deems appropriate to the recommendations of our Chief Executive Officer, recommends to the Board of Directors performance goals for our other executive officers; and

•	considers industry conditions, relevant market conditions and our prospects and achievements when making recommendations with respect to compensation matters.

Indemnification of Officers and Directors

Except as set forth below, there is no provision in any contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against any liability which he/she may incur in his/her capacity as such.

Subject to, and so far as permitted by the Australian Corporations Act, the Constitution (i) requires Tronox Limited to indemnify every officer of Tronox Limited and its related bodies corporate against a liability incurred as such an officer to any person (other than to Tronox Limited or a related entity of Tronox Limited), unless the liability arises out of conduct involving a lack of good faith, and (ii) permits Tronox Limited to make a payment in respect of legal costs incurred by an officer or employee in defending an action for a liability incurred as such an officer or employee or in resisting or responding to actions taken by a government agency or a liquidator.

Tronox Limited has entered into or will enter into Deeds of Indemnity, Access and Insurance (“Deeds of Indemnity”) with each of its directors to, among other things, give effect to these rights.

Directors and officers of the Company are covered by an insurance policy. Tronox Limited will insure against amounts that it may be liable to pay to directors, secretaries, officers or certain employees pursuant to the Constitution, the Deeds of Indemnity or that Tronox Limited otherwise agrees to pay by way of indemnity. Tronox Limited will pay premiums for this “Directors and Officers” insurance (“D&O Insurance”). The insurance policy also will insure directors, secretaries, officers and some employees against certain liabilities (including legal costs) they may incur as officers or employees of Tronox Limited. The Deeds of Indemnity will provide that, subject to the Australian Corporations Act, during the director’s term of office as an officer of Tronox Limited (or as an officer or trustee of a corporation or trust of which the director is appointed or nominated an officer or trustee by Tronox Limited or a wholly-owned subsidiary of Tronox Limited) and for seven years after the director ceases to hold such office, Tronox Limited must use its best efforts to effect and maintain D&O Insurance covering the director.

There are certain provisions of the Australian Corporations Act that restrict Tronox Limited from indemnifying officers in certain circumstances. These provisions are described below.

Australian Law

Australian Corporations Act

Section 199A(1) of the Australian Corporations Act provides that a company or a related body corporate must not exempt a person from a liability to the company incurred as an officer of the company.

Section 199A(2) of the Australian Corporations Act provides that a company or a related body corporate must not indemnify a person against any of the following liabilities incurred as an officer of the company:

•	a liability owed to the company or a related body corporate;

•	a liability for a pecuniary penalty order or compensation order under specified provisions of the Australian Corporations Act; or

•	a liability that is owed to someone other than the company or a related body corporate and did not arise out of conduct in good faith.

Section 199A(2) does not apply to a liability for legal costs.

Section 199A(3) of the Australian Corporations Act provides that a company or a related body corporate must not indemnify a person against legal costs incurred in defending an action for a liability incurred as an officer of the company if the costs are incurred:

•	in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under Section 199A(2); or

•	in defending or resisting criminal proceedings in which the person is found guilty; or

•

in defending or resisting proceedings brought by the Australian Securities and Investments Commission (ASIC) or a liquidator for a court order if the grounds for making the order are found by the court to have been established (this does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or

•	in connection with proceedings for relief to the person under the Australian Corporations Act in which the court denies the relief.

Section 199B of the Australian Corporations Act provides that a company or a related body corporate must not pay, or agree to pay, a premium for a contract insuring a person who is or has been an officer of the company against a liability (other than one for legal costs) arising out of:

•	conduct involving a willful breach of duty in relation to the company; or

•	a contravention of the officer’s duties under the Australian Corporations Act not to improperly use their position or make improper use of information obtained as an officer.

For the purpose of Sections 199A and 199B, an “officer” of a company includes:

•	a director or secretary;

•	a person who makes, or participates in making, decisions that affect the whole, or a substantial part, of the business of the company;

•	a person who has the capacity to significantly affect the company’s financial standing; and

•	a person in accordance with whose instructions or wishes the directors of the company are accustomed to act.

Insurance

The directors and officers of Tronox Limited and the duly authorized United States representative of each are insured against certain liabilities, including certain insured liabilities under United States securities laws, which they may incur in their capacity as such under a liability insurance policy carried by Tronox Limited.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted for directors, officers and controlling persons of Tronox Limited pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SHAREHOLDER COMMUNICATIONS WITH BOARD OF DIRECTORS

Any matter intended for the Board of Directors, or for any individual member or members of the Board of Directors, should be delivered to the Company’s Secretary at Tronox Limited, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA with a request to forward the same to the intended recipient. In general, all shareholder communication delivered to the Company’s Secretary for forwarding to the Board of Directors or specified members will be forwarded in accordance with the shareholder’s instructions. However, the Company’s Secretary reserves the right not to forward to members any abusive, threatening or otherwise inappropriate materials.

EXECUTIVE OFFICERS

The following sets forth certain information about our executive officers.

Name	Age	Position
Thomas Casey	61	Chairman of the Board and Chief Executive Officer
Pravindran Trevor Arran	45	Senior Vice President and President, Mineral Sands Operations
Michael J. Foster	46	Senior Vice President, General Counsel and Secretary
John D. Romano	48	Senior Vice President and President, Pigment and Electrolytic Operations
Willem Van Niekerk	53	Senior Vice President, Strategic Planning and Business Development

Executive Officers

Set forth below is a description of the backgrounds of our executive officers. Each of our officers joined Tronox Limited on June 15, 2012 upon completion of the Transaction. There are no family relationships among any of our executive officers.

Thomas Casey

Chairman of the Board and Chief Executive Officer

Mr. Casey’s biographical information is set forth under the caption “—Proposal 1—Proposal 1(a) —Class A Directors,” above.

Pravindran Trevor Arran

Senior Vice President and President, Mineral Sands Operations

Mr. Arran has served as our Senior Vice President and President, Mineral Sands Operations since June 15, 2012. Prior to joining Tronox Limited upon completion of the Transaction he served as the Executive General Manager of Exxaro’s mineral sands and base metals business since April 2009. Prior to that he served as the Executive General Manager of Corporate Affairs and Strategy for Exxaro from November 2006 until March 2009. Mr. Arran has broad experience in the mining industry, supplemented by financial experience gained in equity markets, investment banking and new business. He holds a Bachelor of Science in Geology from the University of Durban—Westville and a Bachelor of Science with honors in Economic Geology from the University of Natal. Mr. Arran also completed the Advanced Management Programme at the University of Pretoria’s Gordon Institute of Business Science and the Business and Environment Programme at the University of Cambridge.

Michael J. Foster

Senior Vice President, General Counsel and Secretary

Mr. Foster has been our Senior Vice President, General Counsel and Secretary since June 15, 2012 and the Vice President, General Counsel and Secretary of Tronox Incorporated since January 2008. Mr. Foster was an executive officer of Tronox Incorporated during its bankruptcy proceedings, from which it emerged in 2007. Before that he served as Managing Counsel of Tronox Incorporated from 2006 to January 2008; Staff Attorney of Tronox Incorporated from 2005 to 2006 and Staff Attorney for Kerr-McGee Shared Services LLC from 2003 to 2005; Corporate Counsel for CMS Field Services from 2001 to 2003; and Counsel for Enogex, Inc. from 1998 to 2001. Mr. Foster’s experience also includes more than five years practicing law in the public and private sectors.

John D. Romano

Senior Vice President and President, Pigment and Electrolytic Operations

Mr. Romano has been our Senior Vice President and President, Pigment and Electrolytic Operations since June 15, 2012 and the Executive Vice President of Tronox Incorporated since January 1, 2011 and Vice President, Sales and Marketing of Tronox Incorporated since January 2008. Mr. Romano was an executive officer of Tronox Incorporated during its bankruptcy proceedings, from which it emerged in 2007. Before that he served as Vice President, Sales for Tronox Incorporated from 2005 to January 2008; Vice President, Global Pigment Sales for Tronox LLC from January 2005 to November 2005; Vice President, Global Pigment Marketing for Tronox LLC from 2002 to 2005 and Regional Marketing Manager for Tronox LLC from 1998 to 2002.

Willem Van Niekerk

Senior Vice President, Strategic Planning and Business Development

Dr. Van Niekerk has served as our Senior Vice President, Strategic Planning and Business Development. Prior to joining Tronox Limited upon completion of the Transaction, he served as the Executive General Manager of Corporate Services for Exxaro, which includes the mineral sands business, since May 2009, where he is responsible for Exxaro’s technology, research and development, information management and supply chain management departments. Prior to that, he served as Manager of Growth for Exxaro’s mineral sands and base metals business and as General Manager for Marketing and Business Development for Exxaro’s mineral sands and base metals business. Dr. Van Niekerk co-managed the Tiwest Joint Venture from 2006 to 2008. Dr. Van Niekerk has a PhD in pyrometallurgy from the University of Pretoria and oversaw the design and development of the titanium smelting technology for the slag furnaces at KZN Sands.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information regarding the beneficial ownership of shares of Tronox Limited as of April 1, 2013 by:

•	each current director of Tronox Limited;

•	the current Chief Executive Officer and each named executive officer;

•	all persons currently serving as directors and executive officers of Tronox Limited, as a group; and

•	each person known to us to own beneficially 5.0% or more of any class of Tronox Limited’s outstanding shares.

Beneficial ownership and percentage ownership are determined in accordance with the SEC’s rules. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Tronox Limited shown as beneficially owned by them. The table is based on 64,273,103 Class A Shares and 51,154,280 Class B Shares issued as of April 1, 2013. All information concerning security ownership of certain beneficial owners is based upon filings made by such persons with the SEC or upon information provided by such persons to us. Unless otherwise noted below, the address for each beneficial owner listed in the table below is: c/o Tronox Limited, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA.

Name and Address of Beneficial Owner	Number of Shares of Common Shares Beneficially Owned	% of Class Owned	% of Total Owned
Class B Shares
Exxaro Resources Limited	51,154,280	100.0%	44%
Roger Dyason Road Pretoria West 0182 South Africa
Total Class B Shares	51,154,280	100.0%	44%

Class A Shares
5% Owners
Gates Capital Management, Inc.(1)	5,748,829	8.9%	4.9%
Entities affiliated with Putnam Investments(2)	4,953,511	7.7%	4.1%
Alleghany Corporation(3)	4,250,000	6.6%	3.6
The Vanguard Group(4)	3,532,504	5.5%	3.0%
Sankaty Advisors, LLC(5)	3,442,475	5.4%	2.9%
Named Executive Officers and Directors
Thomas Casey	747,613	1.2%	*
Pravindran Trevor Arran	46,887	*	*
Daniel Blue	13,309	*	*
Michael J. Foster	118,495	*	*
Daniel D. Greenwell	52,590	*	*
Andrew P. Hines	57,524	*	*
Wayne A. Hinman	45,924	*	*
Peter Johnston	13,309	*	*
Ilan Kaufthal	60,924	*	*
Wim de Klerk	18,309	*	*
Willem Van Niekerk	49,187	*	*
Sipho Nkosi	13,309	*	*

Name and Address of Beneficial Owner	Number of Shares of Common Shares Beneficially Owned	% of Class Owned	% of Total Owned
Jeffry N. Quinn	45,924	*	*
John D. Romano	150,217	*	*

Total Shares Owned by Officers and Directors	1,433,521	2.2%	1.2%
Total Class A Shares	64,273,103	100%	56%

Total	115,427,383	N/A	100%

*	Less than 1.0%
(1)

Information regarding Gates Capital Management is based solely on the 13F Holdings Report Initial Filing, filed with the SEC on February 14, 2013 for the calendar year ended December 31, 2012. Gates Capital Management has the sole voting power to vote 5,748,829 of the Class A common shares. The address for Gates Capital Management, Inc. is 1177 Avenue of the Americas, 32nd Floor, New York, NY 10036.

(2)

Information regarding Putnam Investments, LLC, Putnam Investment Management, LLC, and Putnam Advisory Company, LLC is based solely on the Amendment to the 13G filed with the SEC on February 14, 2013. Information regarding Putnam Investments, LLC, Putnam Investment Management, LLC, and Putnam Advisory Company, LLC, is based solely on the Amendment to the 13G filed with the SEC on February 14, 2013. The Amendment to Schedule 13G provides that Putnam Investments, LLC wholly owns two registered investment advisers: Putnam Investment Management, LLC., which is the investment adviser to the Putnam family of mutual funds and The Putnam Advisory Company, LLC., which is the investment adviser to Putnam’s institutional clients. Both subsidiaries have depository power over the shares as investment managers, but each of the mutual fund’s trustees have voting power over the shares held by each fund, and The Putnam Advisory Company, LLC has shared voting power over the shares held by the institutional clients. Pursuant to Rule 13d-4, Putnam Investments, LLC declares that the filing of this Schedule 13G shall not be deemed an admission for the purposes of Section 13(d) or 13(g) that it is the beneficial owner of any securities covered by this Schedule 13G, and further states that it does not have any power to vote or dispose of, or direct the voting. The address for Putnam Investments is One Post Office Square, Boston, MA 02109.

(3)

Information regarding Alleghany Corporation is based solely on the 13F Holdings Report Initial Filing, filed with the SEC on February 13, 2013 for the calendar year ended December 31, 2012. The address for Alleghany Corporation is 7 Times Square Tower, 17th Floor, New York, NY 10036.

(4)

Information regarding the Vanguard Group is based solely on the 13G filed with the SEC on February 11, 2013. The Vanguard Group has the sole power to vote or direct to vote 14,000 of the Company’s Class A shares, the sole power to dispose of or to direct the disposition of 3,522,004 Class A Shares and the shared power to dispose or to direct the disposition of 10,500 Class A Shares. The address of the Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.

(5)

Information regarding Sankaty Advisors, LLC is based solely on the 13F Holdings Report Initial Filing, filed with the SEC on February 14, 2013 for the calendar year ended December 31, 2012. Sankaty Advisors, LLC has no voting authority. The address for Sankaty Advisors, LLC is John Hancock Tower, 200 Clarendon Street, Boston, MA 02116.

EXECUTIVE COMPENSATION

For the purposes of this Executive Compensation discussion, unless otherwise stated or the context otherwise requires, references to “the company,” “we,” “us,” and “our” and “Tronox” refer to Tronox Limited and its subsidiaries collectively.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of the compensation paid to each of Tronox Limited’s named executive officers (“NEOs”) identified in the Summary Compensation Table. This discussion should be read in conjunction with the executive compensation tables beginning on page 27.

2012 Business Highlights

2012 was a year of great change and opportunities for our company:

•

We acquired 74% of Exxaro Resources Limited’s mineral sands business on June 15, 2012 along with its 50% share of the Tiwest Joint Venture in Western Australia, thus becoming the world’s largest fully integrated producer of titanium ore and titanium dioxide.

•	We returned $580 million in cash to our shareholders in the form of merger consideration, share buybacks and dividends.

•	We listed our stock on the New York Stock Exchange on June 18, 2012.

•	We have implemented financial systems conversions to SAP in both the pigment and mineral sands businesses.

•	We have created synergies in connection with the Transaction in excess of our projected forecast.

•

We formulated our company’s vision and strategy along with values needed to achieve this vision and began creating action plans across all our locations to demonstrate these values and create a new integrated culture.

Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, retain and motivate talented executives and also to align the objectives of our executives with our shareholders’ expectations of increased value. In support of that objective, our executive compensation program is intended to:

•	provide competitive levels of total compensation for our executives;

•	reward the achievement of specific annual, long-term and strategic company goals and specific individual goals set for each executive;

•

align our executive’s interests with those of our shareholders through equity-based awards and by rewarding performance based upon established goals, with the ultimate objective of improving shareholder value; and,

•	motivate our executives and other employees to achieve superior results.

Setting Executive Compensation

Elements of Compensation

The Human Resources and Compensation Committee (“HRCC”) determines all components of executive compensation and will consider the following elements to promote our pay-for-performance philosophy and compensation goals and objectives:

•	base salary;

•	annual cash incentive awards linked to both overall and individual performance;

•	grants of long-term equity-based compensation, such as restricted shares or options;

•	termination and change of control provisions; and,

•	benefits generally available to employees.

We combine these elements in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of our executive officers and other senior personnel with those of our shareholders.

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a mix of secure compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards. By following this approach, we provide the executive with a measure of financial and job security, while motivating him or her to focus on business metrics that will produce a high level of short-term and long-term performance for Tronox that will create value for shareholders and executives alike. Our compensation mix, which includes short- and long-term incentives as well as time and performance vesting features, is competitive and reduces the risk of recruitment of our top executive talent by competitors. The mix of metrics used for our annual performance bonus and long-term incentive program likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance. All incentives are aligned with our stated compensation philosophy of providing compensation commensurate with performance, while targeting pay at approximately the 50th percentile of the competitive market. For purposes of compensation competitiveness, the competitive market consists of our current peer group as defined beginning on page 24.

Role of the Human Resources and Compensation Committee

The HRCC administers our executive compensation program and assists our board of directors in fulfilling its oversight responsibilities with respect to the compensation we pay to our executive officers and our non-employee directors. Among its other duties, the HRCC:

•

evaluates and determines the salary, incentives, and benefits making up the total compensation of our Chief Executive Officer and recommends to the board of directors for approval any changes to the compensation elements for the Chief Executive Officer;

•

reviews and evaluates the salaries, incentives and benefits recommended by our Chief Executive Officer for all of our other executive officers and determines the actual compensation paid to these executives after making any changes it deems appropriate from the recommendations of our Chief Executive Officer;

•

defines the terms and conditions, including performance metrics, for the stock options, restricted shares, and other long-term equity awards for our executive officers and reviews and approves all grants made to the executive officers;

•

recommends to the board of directors individual performance goals for our Chief Executive Officer and, after making any changes it deems appropriate to the recommendations for our Chief Executive Officer, recommends to the board of directors performance goals for our other executive officers; and,

•	considers industry conditions, relevant market conditions and our prospects and achievements when making recommendations with respect to compensation matters.

The HRCC has targeted compensation at the median of benchmark statistics provided by our independent compensation consultant (described below) for each element of total compensation (base, annual incentive and long-term incentives). The actual pay level for each named executive officer may vary from these targeted levels based on experience, job performance, actual duties and company performance. The compensation of our Chief Executive Officer is approved by the board of directors based upon recommendations from the HRCC. When making recommendations with respect to our named executive officers other than our Chief Executive Officer, the HRCC considers the recommendations made by the Chief Executive Officer and his evaluation of our other executive officers performance.

Elements considered by the HRCC and our Chief Executive Officer when reviewing our performance include: stock price, our performance as measured against the performance goals established for the previous year, non-controllable events that may impact our performance, attainment of significant non-financial milestones and any other factors or goals it determines to be relevant to measuring our performance. The individual performance of our named executive officers is measured against individual performance goals that were set for each named executive officer.

Our HRCC and Board of Directors have analyzed and continue to monitor whether our compensation practices with respect to executive officers or any of its employees create incentives for risk-taking that could harm Tronox or its business. Our compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to shareholders. The combination of performance measures for annual bonuses and the equity compensation programs as well as the multiyear vesting schedules for equity awards encourage employees to maintain both a short and a long-term view with respect to company performance. The HRCC and the board of directors have all determined that none of our compensation practices creates a risk that is reasonably likely to have a material adverse effect on the company.

Role of the Compensation Consultant

The HRCC has engaged Lyons, Benenson & Company Inc. as its compensation consultant, to provide information to the HRCC to assist it in making determinations regarding our compensation programs for executives and non-employee directors. Our compensation consultant provides the HRCC with among other things, a competitive pay analysis comparing the compensation of our named executive officers against benchmark compensation statistics; program design advice, and an independent review of compensation proposals developed by management. In carrying out its assignments, Lyons, Benenson & Company Inc. may also interact with management when necessary and appropriate. Lyons, Benenson & Company Inc. may, in its discretion, seek input and feedback from management regarding its consulting work product prior to presentation to the HRCC in order to confirm alignment with our business strategy, and identify data questions or other similar issues, if any. A representative from Lyons, Benenson & Company attended all HRCC meetings in 2012 and performed no other services for the company or its management other than that described above. The HRCC has the sole authority to hire and terminate its consultant, approve its compensation, determine the nature and scope of its services, and evaluate its performance.

Role of our CEO and Management in Determining Performance

At the beginning of each year, the CEO recommends to the HRCC the objectives he believes should be achieved for the company to be successful, based upon the approval of the company’s annual budget. These objectives will be used to measure the CEO’s performance during the year and include both financial and strategic measures. These goals are approved by the HRCC at its February meeting. In addition, some of these objectives will be used by the HRCC in setting the metrics for the annual incentive plan. In the beginning of the year, the CEO also recommends target compensation levels for annual and long-term awards for the executive officers other than the CEO and the board of directors approves the target levels of compensation for the CEO.

At the end of the performance year, the CEO completes a performance evaluation for his own performance and reviews his evaluation with the HRCC. The full board also provides input on the CEO’s performance and submits this to the chair of the HRCC for consolidation. The HRCC consolidates all inputs and leads a discussion with the full board at the February meeting. The full board will determine the incentive amount and any base salary change for the CEO. Feedback will be provided to the CEO by the HRCC chair.

In addition, each executive officer completes a performance evaluation for his own performance and reviews his evaluation with the CEO. The CEO then summarizes these results and brings them to the HRCC along with his initial recommendation for each executive’s base salary increase, annual incentive award, and long-term incentive award. The CEO also receives market data and input from the Chief Human Resources Officer. The HRCC will then determine the amounts for any base salary increase and annual and long-term incentive awards for each executive officer.

Components of Executive Compensation

The principal components of our executive compensation program and the purpose of each component are presented in the following table. As described above, we target the median of each element of direct compensation as compared to market data in the Towers Watson executive compensation survey as well as compared to our peer group (as described under “Other Compensation Practices—Market Competitiveness”). We also provide additional benefits and perquisites to be competitive with local practices and with our peer group.

Component	Key Characteristics	Purpose	Principal 2012 Actions
Base Salary	• Fixed compensation. • Reviewed annually and adjusted if needed based on performance and market comparison.	• Intended to compensate executive officers for the responsibility of the position held.	• Adjustments made to some executive officers to better reflect larger scope of responsibility in new merged company.

Annual Incentive Awards	• Variable compensation targeted as a percentage of base salary. • Performance-based measured on corporate and business unit performance and levels of individual contributions.	• Intended to motivate and reward executive officers for achieving short-term business objectives that drive overall performance.	• 2012 payments reduced from target by 90%. • 2012 payments for the named executive officers ranged from $17,821 to $150,000.

Long-Term Incentive Awards

•    Variable compensation targeted as a percentage of base salary.

•    Generally granted annually as a combination of stock options, time-based restricted shares, and performance-based restricted shares.

Amounts actually earned will vary based on stock price and corporate performance.

• Intended to motivate and reward executive officers for achieving long-term business objectives that align with the interests of our shareholders.

•    The named executive officers other than the CEO and CFO received LTIP grants in June 2012 ranging from 130% to 150% of base salary.

•    Our CFO received equity awards upon his hire.

•    Our CEO received a 2012 equity award as stipulated in his employment agreement.

Component	Key Characteristics	Purpose	Principal 2012 Actions
Limited Perquisites	• Financial counseling assistance.	• Given altered responsibilities and relocation. Intended to provide assistance to executives in making strategic decisions regarding their financial and tax arrangements.	• New financial counseling benefit approved by the board of directors to pay up to $10,000/year per executive officer.

Other Benefits	• Additional elements defined by local country practice including medical and other insurance benefits, pension or other long-term savings plans, and post-employment compensation.	• Intended to provide competitive benefits that promote employee health, financial security, and income security in the event of an executive’s involuntary termination.	• No significant changes to programs in 2012.

Base Salary

We consider base salary an element of total compensation that is tied to job responsibility and individual contributions to our success. Base salary is intended to be set at a level needed to attract and retain quality executive officers. While the HRCC uses benchmark statistics to guide it in its recommendations regarding levels of base salary, it has considerable discretion when making its recommendations and considers our financial performance and the individual performance of our named executive officers when making recommendations regarding base salary. During 2012, the HRCC adjusted the salary levels for all of the executive officers except for our CEO to get them better aligned to market data for their expanded positions in the new company.

Annual Incentive Plan

For 2012, Tronox’s executive officers were eligible to receive cash awards under the 2012 Annual Incentive Plan.

The size of the potential incentive payable to each executive officer is set as a percentage of each executive officer’s base salary (the “Target Percentage”). The Target Percentage for our CEO was 150% of his base salary and the Target Percentage for the other named executive officers ranged from 65% to 75% of base salary. The board of directors considers the recommendations of the HRCC and benchmark statistics when setting the Target Percentage for the CEO each year.

At the beginning of each year the HRCC establishes the performance goals and metrics under the Annual Incentive Plan and the portion of the bonus attributable to the achievement of each performance goal. The board of directors approves these goals for the CEO. These performance goals are tied to measures that the board of directors believes will benefit our shareholders the most. While initial EBITDA goals were established for the original business in the beginning of 2012, these were not solely used at the end of the year due to the restructuring and the overall company goals changing with the establishment of the new Tronox.

At the January 2013 HRCC meeting, our CEO presented the performance results of the company to the HRCC for their review and their determination of the bonus pool. Our CEO reviewed the company’s performance during 2012, during which we improved our safety performance, generated approximately $500 million of Adjusted EBITDA, closed the acquisition of a feedstock supplier to our pigment business, listed our shares on the NYSE, returned almost $600 million in cash to shareholders, raised $900 million in new capital in market financing, exceeded the cost-savings forecast from our merger, and engaged in a variety of other cost control and efficiency enhancing initiatives.

Performance for our business, as well as for our peers, was significantly lower than forecast at the beginning of the year, due to changes in total market demand resulting from weaker macroeconomic conditions in Europe, China (and the Asia Pacific region generally) that was not offset by economic activity in North America. Moreover, we believe that many of our customers built significant inventories of our TiO2 product in 2011 that they used to reduce pigment purchases in 2012. As a result of these and other market developments, we did not produce the financial performance that we had forecast for 2012.

Under these circumstances, our CEO recommended, and the HRCC Committee approved, a reduction in annual performance bonuses by 90% from target levels. The Committee recognized that management had performed well under difficult conditions that affected the entire industry and expressed its continued confidence in the management team.

Long-Term Incentive Program

We provide a long-term incentive opportunity to motivate and reward our executive officers for contributions in driving our overall performance by tying these incentives to the performance of our total shareholder return and return on capital employed. This links the payments received by the executive officers to other shareholder’s returns and motivates long-term financial performance. The amounts of the grants were determined using competitive market data. The Target Percentage for our CEO, as defined in his employment agreement, was $3,000,000 and the Target Percentage for the other named executive officers ranged from 130% to 200% of base salary. Awards are provided under the Tronox Limited Management Equity Incentive Plan (the “Tronox Limited Equity Plan”).

In June 2012, the HRCC granted long-term incentives using a mix of stock option, time-based restricted shares, and performance-based restricted shares to Messrs. Romano, Foster, and Robert C. Gibney. In October 2012, a similar grant was issued to Dr. Van Niekerk. The annual grants to our named executive officers, other than our CEO and CFO, were allocated as follows:

Award Type	Percentage
Stock Options	25%
Time-based Restricted Shares	35%
Performance-based Restricted Shares	40%

•

Stock options provide value based solely on stock price appreciation. Grants have a term of ten years and vest one-third on each of the first three anniversaries of the date of grant. The exercise price is based on the closing price of a share of our common stock on the date of grant.

•

Restricted shares provide value based on the current stock price. The time-based restricted shares vest one-third on each of the first three anniversaries of the date of grant. Dividends are issued consistent with those issued to other shareholders.

•

Performance-based restricted shares provide value by linking the award payments to the long-term results of the company. 50% of the performance-based restricted shares are tied to our ranking of total shareholder return versus our peer group over a three-year measurement period. The actual number of shares that will vest will be equal to the aggregate number of shares granted multiplied by the applicable Total Shareholder Return (“TSR”) payout percentage. TSR payout percentages will be determined using straight line interpolation between Threshold and Target and between Target and Maximum.

Three-Year Total Shareholder Return Ranking	Payout Percentage
75th percentile or higher (Maximum)	200%
55th percentile or higher, but lower than 75th percentile (Target)	100%
35th percentile or higher, but lower than 55th percentile (Threshold)	25%
Below 35th percentile	0%

•

The remaining 50% of performance-based restricted shares are tied to our return of capital employed over a three-year measurement period versus our weighted average cost of capital over the same period. The actual number of shares that will vest will be equal to the aggregate number of shares granted multiplied by the applicable Return on Capital Employed (“ROCE”) payout percentage. ROCE payout percentages will be determined using straight line interpolation between Threshold and Target and between Target and Maximum.

Three-Year Return on Capital Employed	Payout Percentage
130% (Maximum)	200%
100% (Target)	100%
85% (Threshold)	25%
Below 85%	0%

The annual grant for our CEO was defined in his employment agreement. Per these terms, he received a grant with an initial value of $3,000,000. This consisted of 40% time-based restricted shares and 60% performance-based restricted shares. All the terms and metrics were consistent with the grants to the other executive officers described above except that the number of shares granted was based on the volume-weighted average price over the 30-day period preceding the date of grant.

Mr. Greenwell received an equity grant in January 2012 upon his hire into Tronox, which consisted of time-based restricted shares and stock options. Further details of this are described below in “Other Compensation Practices—Sign-on Incentives.”

Perquisites

During 2012, the board of directors approved a financial counseling benefit for the executive officers. Under this plan, each executive officer will be eligible for up to $10,000 per year to assist with financial planning, estate planning, and tax preparation. These amounts are considered taxable to the executive and are described in the Summary Compensation Table in the All Other Compensation column on page 27.

Savings & Retirement Plans

All of our U.S. employees, including our named executive officers, are eligible to participate in our savings plans. These plans are intended to provide our employees, including our named executive officers, with the opportunity to save for retirement and have the company contribute to this savings.

We sponsor a tax-qualified retirement savings plan (the “Savings Plan”) pursuant to which all of our U.S.-based employees, including our named executive officers, are able to contribute the lesser of up to 85% of their annual salary or the limit prescribed by the Internal Revenue Service to the Savings Plan on a before-tax basis. During 2012, the company matched 100% of the first 3% of pay that each employee contributed and 50% of the next 3% of pay that each employee contributed. In addition, there was a discretionary profit sharing company contribution to the Savings Plan of 7.5% of employee’s eligible compensation. For 2013, the company will match 100% of the first 6% of pay that each employee contributes to the Savings Plan and will provide 6% match for the profit sharing piece. All contributions to the Savings Plan, as well as any company matching contributions, are fully vested upon contribution. For employees hired after January 1, 2012, the vesting for the profit sharing contributions is three-years.

In addition to the Savings Plan, executive officers and certain other eligible executives can participate in a nonqualified retirement savings plan (the “Savings Restoration Plan”). Pursuant to the Savings Restoration Plan, we will contribute at the appropriate level to the Savings Restoration Plan on a before-tax basis any amounts that would be provided under the Savings Plan but for limitations imposed by the Internal Revenue Code on qualified retirement plans. Also, executive officers and certain other eligible executives can participate in a nonqualified deferred compensation plan, which allows deferral of up to 20% of base salary and annual bonus.

Tronox also sponsors a qualified defined benefit retirement plan (the “Qualified Plan”), which was frozen in April of 2009, following our filing for Chapter 11 bankruptcy protection. As part of Tronox’s Plan of Reorganization, the Qualified Plan will remain frozen going forward and we will rely on the Savings Plans as our sole employee retirement plans. Certain named executive officers remain participants in this plan as described in the Pension Benefits as of December 31, 2012 table on page 32.

Other Compensation Practices

Market Competitiveness

Our executive compensation program is designed to be competitive within the various marketplaces in which we compete for employees. The HRCC annually reviews the competitiveness of each executive’s compensation as it compares to our peer group. Lyons Benenson and the HRCC designed an initial peer group for pay competitiveness and 2012-2014 performance awards in our LTIP program which included chemical, mining, and end-user companies against which Tronox competes for talent. Members of Tronox’s peer group for 2012 consisted of the following companies:

Cabot Corp.	FMC Corp.	Nalco Holding Co.	Southern Copper Corp.

Celanese Corp.	Freeport-McMoran Copper & Gold Inc.	PPG Industries, Inc.	Teck Resources Ltd.

Chemtura Corp.	Georgia Gulf Corp.	Rockwood Holdings, Inc.	The Valspar Corp.

Cliffs Natural Resources, Inc.	Huntsman Corp.	RPM Holdings, Inc.	W.R. Grace & Co.

Cytec Industries, Inc.	Kronos Worldwide, Inc.	The Sherwin Williams Co.	Westlake Chemical Corp.

Eastman Chemical Co.	The Lubrizol Co.	Solutia Inc.

At the December 2012 HRCC Meeting, a new peer group was approved to be used for future performance comparisons. This group was filtered down through a series of performance-oriented tests from 164 companies to the final 14. The review included looking at industry classification, stock price correlation, business model similarity, financial profile, and consistent analyst mention. The final approved new peer group is below:

Albemarle Corp.	Cliffs Natural Resources, Inc.	Freeport-McMoran Copper & Gold Inc.	Southern Copper Corp.

Cabot Corp.	Cytec Industries Inc.	Huntsman Corp.	Teck Resources Ltd.

Celanese Corp.	Eastman Chemical Company	Kronos Worldwide, Inc.

Chemtura Corp.	E.I. du Pont de Nemours and Company	Rockwood Holdings, Inc.

Lyons Benenson conducted an analysis for the HRCC of our executive’s compensation as it compares to the proxy data within the new peer group. As part of this analysis, each individual compensation component was reviewed as well as aggregate compensation amounts as it compared to the 50th percentile of the peer group. The Tronox total target compensation for our named executive officers was generally at the median of the peer group target compensation. However, because our bonus payments were significantly below target for 2012, the actual total compensation for our named executive officers for 2012 was generally at 78% of the peer group target compensation.

Stock Ownership Guidelines

Beginning in December 2012, the HRCC approved stock ownership guidelines that ensure that executives are aligned with the interests of our shareholders by requiring them to hold significant levels of company stock. All shares owned outright and 60% of time-based restricted shares count towards share ownership. Executives have five years to reach their ownership guidelines. Currently three of our NEOs, including our CEO, have met their ownership requirements. The ownership guidelines are presented as a percentage of base salary as follows:

Position	Percentage of Base Salary
Chief Executive Officer	500%
Executive Officers	300%
Other Direct Reports to the CEO	100%

Clawback Policy

At the January 2013 HRCC meeting, a clawback policy was introduced and approved for executives, including all the NEOs. This policy allows for clawback on incentive compensation, from both the annual and long-term plans, when the payment was based on financial results that were subsequently restated due to fraud or intentional misconduct and the payment was greater than it would have been if calculated based on the accurate financial statements.

Sign-on Incentives

On January 2, 2012, Tronox hired Daniel D. Greenwell to serve as its Chief Financial Officer. In connection with his commencement of employment, Mr. Greenwell was granted a “sign-on” equity grant of 7,333 shares of restricted shares, an initial equity award consisting of 2,750 shares of restricted shares and 4,466 stock options, in each case, vesting in three pro-rata equal installments on each of January 2, 2013, January 2, 2014, and January 2, 2015, respectively; provided, however, the portion of each award scheduled to vest on January 2, 2013 vested immediately upon the consummation of the merger with Exxaro in June 2012. Details of these awards are shown in the Grants of Plan-Based Awards in 2012 table shown on page 30.

Separation Agreement

Effective September 30, 2012, a separation agreement was entered into with Mr. Gibney, who was our former SVP and Chief Administrative Officer. In accordance with the terms of Mr. Gibney’s separation agreement, he will receive severance in the amount of $650,000 payable biweekly over the 365 days following his separation date. In addition, 7,500 shares of restricted stock vested upon his departure while all his other unvested awards were cancelled. The benefits payable to Mr. Gibney under the separation agreement are based upon the severance benefits payable to Mr. Gibney under his separation agreement upon a termination of employment without cause (as described under “—Employment Agreements”).

On February 9, 2013, Mr. Greenwell entered into a separation agreement whereby he resigned as Chief Financial Officer, effective March 31, 2013. The benefits payable to Mr. Greenwell under the separation agreement are based upon the severance benefits payable to Mr. Greenwell under his employment agreement upon a termination of employment without cause (as described below under “—Employment Agreements”).

Pursuant to the terms of the separation agreement, subject to his execution of a general release of claims, he will receive a lump sum cash payment equal to $1,338,750 and immediate accelerated vesting of 25,208 shares of restricted stock and 11,167 options. In addition, Mr. Greenwell will also receive continued coverage under Tronox Limited’s benefit plans until September 30, 2014. Mr. Greenwell will continue to be subject to the restrictive covenants set forth in his employment agreement following his cessation of services.

Deductibility of Executive Compensation

As part of their roles, the HRCC and the board of directors review and consider the deductibility of executive officer compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals unless such compensation qualifies for the “performance-based exemption” provided for under Section 162(m). The board of directors has determined that it will generally seek to capture the tax deduction for all compensation but may award nondeductible compensation when it believes that doing so would be in the best interests of our company and shareholders. The Tronox Limited Annual Performance Bonus Plan, included as Proposal 2, is intended to provide Tronox with the ability to pay incentive bonuses that are deductible under Section 162(m).

Post Termination and Change in Control

The Australian Corporations Act restricts the benefits that can be given to individuals who hold “managerial or executive office” on cessation of their employment or loss of their office with Tronox Limited or its related bodies corporate. Under the Australian Corporations Act, Tronox Limited (and certain of its affiliates) may give a person a benefit in connection with their ceasing to hold managerial or executive office in Tronox Limited or a related body corporate only if the giving of the benefit is approved by shareholders in accordance with the requirements of the Australian Corporations Act or an exemption applies.

In the case of Tronox Limited, a managerial or executive office is an office of director, or any other office or position related to the management of Tronox Limited’s affairs that is held by a person who also holds an office of director of Tronox Limited or a related body corporate.

We will be obligated to make certain payments to our executive officers or accelerate the vesting of their equity awards upon a termination of their employment, including termination of their employment in connection with a change in control under the terms of our Retirement Plans, certain awards granted under the Tronox Limited Equity Plan and employment agreements between us and our named executive officers. For further details on these arrangements, please refer to “—Potential Payments upon Termination or Changes in Control” beginning on page 37 and “—Employment Agreements” beginning on page 33.

We offer the benefits provided by the employment agreements, the Retirement Plans and awards granted under the Tronox Limited Equity Plan upon a change of control in order to be competitive with other employers who provide similar or enhanced benefits and to diminish the potential distraction due to personal uncertainties and risks that are inevitable in a change in control situation or threat. We believe that maintaining such benefits will help keep the management team focused on our performance and the benefit to the shareholders in the event of a change in control.

Report of the Human Resources and Compensation Committee (HRCC)

The HRCC of our board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the HRCC has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012. This report is provided by the following independent directors, who comprise the HRCC:

Jeffry N. Quinn (Chairman)

Daniel Blue

Wayne A. Hinman

Ilan Kaufthal

SUMMARY COMPENSATION TABLE FOR YEAR-ENDED DECEMBER 31, 2012

The following table sets forth the total compensation for the years ending December 31, 2012, December 31, 2011, and December 31, 2010 for our chief executive officer, our chief financial officer, our three most highly compensated other executive officers who were serving as executive officers as of December 31, 2012, and one previous executive officer who would have been in the three most highly compensated other executive officers if he were still employed. Our remaining executive officer, P. Trevor Arran, who leads our Mineral Sands business, became our employee on June 15, 2012 and therefore his pay did not reach the threshold to qualify him to be a named executive officer for 2012.

Name & Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Thomas Casey	2012	1,000,001	150,000	2,922,857	—	0	—	1,741,451	5,814,309
Chairman & Chief Executive Officer	2011	223,077	2,000,000	7,176,502	—	1,125,000	—	141,236	10,665,815

Daniel Greenwell Senior Vice President and Chief Financial Officer	2012	468,161	38,250	1,211,472	330,037	0	—	278,080	2,326,000

John D. Romano	2012	417,547	32,900	524,904	176,294	0	116,042	134,970	1,402,657
Senior Vice President and President Pigment & Electrolytic	2011	358,192	—	5,202,208	—	421,200	67,743	618,211	6,667,554
	2010	266,000	—	—	—	467,017	(92,001)	9,599	650,615

Michael J. Foster	2012	382,308	27,950	416,138	139,753	0	23,286	109,039	1,098,474
Senior Vice President & General Counsel & Secretary	2011	328,942	—	4,297,423	—	297,000	18,443	180,411	5,122,219
	2010	275,000	—	—	—	329,307	10,583	9,790	624,680

Willem Van Niekerk Senior Vice President Strategic Planning & Business Development	2012	230,600	17,821	400,751	131,613	0	—	139,161	919,946

Robert C. Gibney	2012	268,769	0	416,138	139,753	0	68,525	610,709	1,503,894
Senior Vice President, Global Supply Chain & Chief Administrative Officer	2011	298,927	—	2,714,233	1,486,800	270,000	60,074	497,192	5,327,226
	2010	244,200	—	—	—	299,370	(64,079)	8,789	488,280

(1)

Dr. Van Niekerk became a Tronox employee on June 15, 2012 and was based in South Africa until his move to the U.S. effective September 1, 2012. His pay for June, July, and August was converted from South African Rands to U.S. Dollars using the average monthly conversion rate for the three months, which equaled 1ZAR = 0.12025 USD.

(2)	Mr. Casey’s 2011 bonus reflects a $2,000,000 sign-on bonus per the Casey Employment Agreement.
(3)

Amounts reported in this column represent the aggregate grant date fair value for restricted shares and/or performance shares at target granted in each respective year. The grant date fair market value was computed in accordance with the share-based accounting guidance under ASC 718. Performance shares are reported at target value; however, they have the potential to be paid at 200% of target if maximum performance is achieved.

(4)

Amounts reported in this column represent the aggregate grant date fair value for stock options granted in each respective year. The grant date fair market value was computed in accordance with the share-based accounting guidance under ASC 718.

(5)

Amounts reflected in this column represent the incentive compensation earned for each year’s performance against pre-determined objectives. For 2011, these amounts were previously reflected in the Bonus column instead of this column.

(6)

The present value of accumulated benefits as of December 31, 2012 was determined using the estimated FAS 87 assumptions in effect on December 31, 2012. The FAS 87 discount rate was 3.75%. The lump sum assumption for the Tronox Retirement Plan is based on IRS 417(e) interest rates and mortality using a one-year stability period with a two-month look-back period. The amounts in this column do not reflect amounts actually paid to our executive officers for the years reported but rather reflect only the aggregate change in the actuarial present value of each executive officer’s accumulated benefit under the Qualified Plan for the years reported. Our deferred compensation program does not allow for above-market earnings and therefore there is no value included for this amount. Messrs. Casey, Greenwell, and Dr. Van Niekerk do not participate in our pension program.

(7)	The following table shows the components of “All Other Compensation” in the Summary Compensation Table.

ALL OTHER COMPENSATION TABLE

Name	Year	Savings Plan, Discretionary Contribution & Restoration Match ($)(1)(2)	Relocation Payments ($)(3)	Dividends ($)(4)	Tax Gross- Ups ($)(5)	Other ($)(6)
Thomas Casey	2012	372,703	8,800	218,952	7,692	1,133,304
	2011	140,215	—	—	—	1,021

Daniel Greenwell	2012	56,956	42,734	16,808	28,135	133,447

John D. Romano	2012	100,441	—	9,495	—	25,034
	2011	104,907	—	—	—	513,304
	2010	9,208	—	—	—	391

Michael J. Foster	2012	81,327	—	7,528	588	19,596
	2011	93,791	—	—	—	86,620
	2010	9,519	—	—	—	271

Willem Van Niekerk	2012	18,732	61,255	4,748	35,069	19,357

Robert C. Gibney	2012	65,518	178,599	3,764	122,881	239,947
	2011	78,000	—	—	—	419,192
	2010	8,453	—	—	—	336

(1)

Tronox suspended the 401(k) savings match in both the Savings Plan and the Savings Restoration Plan on July 1, 2008 and reinstated the match program on April 1, 2010. The company match into the Savings Plan was 100% on the first 3% of employee’s contributions and 50% on the next 3% of employee’s contributions up to the IRC limits for each year and the same match went into the Savings Restoration Plan for all eligible income above the IRC limits.

(2)

Tronox initiated a discretionary contribution to the Savings Plan effective January 1, 2011. This program contributed 7.5% of an employee’s base salary into the Savings Plan up to the IRC limit and then continued the 7.5% contribution in the Savings Restoration Plan for pay above the IRC limit.

(3)

Amounts represent relocation expenses for the executive to move their residence to their current place of employment, including shipment of household goods, house hunting expenses, and temporary living.

(4)

Dividends are paid on outstanding restricted shares at the approved dividend rate and date for all shareholders. For 2012, this rate was $0.25/share post-split. Further details regarding number of outstanding shares can be found in the Outstanding Equity Awards at December 31, 2012 table beginning on page 31.

(5)

Tax-gross ups were provided to executives for costs related to relocation expenses, corporate apartment expenses, or financial planning. For Mr. Greenwell, the full amount represents payment made by the company for his temporary living in a corporate apartment. For Dr. Van Niekerk, the full amount represents his taxable relocation expenses provided for his move to the United States. For Mr. Gibney, $109,485 represents his taxable relocation expenses provided for his move to Stamford, Connecticut and the remainder of this amount consists of payments for his temporary living in a corporate apartment and taxes for his financial planning.

(6)

This column reflects all other compensation that is not reported elsewhere. For 2012, these amounts include the following: for Mr. Casey, $961,625 cash payment for restricted shares exchanged for $12.50/share plus one share of Tronox Limited stock for each previously held Tronox Inc. share, $166,744 for personal aircraft use valued as the aggregate incremental cost to the company of our corporate aircraft, life insurance premiums paid by the company and financial counseling; for Mr. Greenwell, $84,038 cash payment for restricted shares exchanged for $12.50/share plus one share of Tronox Limited stock for each previously held Tronox Inc. share, $28,129 for personal aircraft use valued as the aggregate incremental cost to the company of our corporate aircraft, $19,615 vacation payout, and life insurance premiums paid by the company; for Mr. Romano, $23,500 vacation payout and life insurance premiums paid by the company; for Mr. Foster, $18,192 vacation payout and life insurance premiums paid by the company; for Dr. Van Niekerk, $18,846 for housing allowance per his employment agreement; and for Mr. Gibney, $150,000 for severance pay in connection with his separation agreement as described above, $88,894 vacation payout, and life insurance premiums paid by the company.

GRANTS OF PLAN-BASED AWARDS DURING 2012

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Number of Shares of Stock or Units (#)(3)	All other Option Awards: Number of Securities Underlying Options(#) (4)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Restricted Stock and Option Awards(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Max. (#)
Thomas Casey	—	750,000	1,500,000	4,500,000	—	—	—	—	—	—	—
	10/5/2012	—	—	—	17,995	71,983	143,966	47,988	0	—	$2,922,857

Daniel Greenwell	—	191,250	382,500	765,000	—	—	—	—	—	—	—
	1/2/2012	—	—	—	—	—	—	50,415	22,330	$24.03	$1,541,509

John D. Romano	—	164,500	329,000	658,000	—	—	—	—	—	—	—
	6/26/2012	—	—	—	2,366	9,465	18,930	9,525	18,695	$25.90	$701,198

Michael J. Foster	—	139,750	279,500	559,000	—	—	—	—	—	—	—
	6/26/2012	—	—	—	1,876	7,505	15,010	7,550	14,820	$25.90	$555,890

Willem Van Niekerk	—	164,500	161,420	322,840	—	—	—	—	—	—	—
	10/26/2012	—	—	—	2,366	9,465	18,930	9,525	18,695	$20.64	$532,364

Robert C. Gibney	—	0	0	0	—	—	—	—	—	—	—
	6/26/2012	—	—	—	1,876	7,505	15,010	7,550	14,820	$25.90	$555,890

(1)

Amounts in these columns reflect the threshold, target and maximum payout levels for the 2012 annual incentive award. These amounts are prorated for Dr. Van Niekerk for his eligible earnings from June 15, 2012. Further details regarding these awards can be found in “—Annual Incentive Plan” beginning on page 21.

(2)

Amounts in these columns reflect the threshold, target and maximum amount of performance-based shares that were granted to each executive during 2012. Performance-based shares are granted for a three-year performance period with the payout determined at the end of the three-year period based on our ROCE and TSR performance against our peers. Further details regarding these grants can be found in “—Long-term Incentive Program” beginning on page 22.

(3)

Amounts in this column represent the number of time-based restricted shares granted to the NEOs under the equity program. These shares generally vest one-third each year on the anniversary of the grant date. The grant date fair value is the closing price of our common stock on the grant date.

(4)

Amounts in this column represent the number of stock options granted to the NEOs under the equity program. These stock options generally vest one-third each year on the anniversary of the grant date and expire 10 years from their respective grant dates. The exercise price is the closing price of our common stock on the grant date.

(5)

The amounts in this column have been calculated using the target grant amount for TSR performance-based shares multiplied by the grant date fair value as determined using a Monte-Carlo simulation plus the number of restricted shares and ROCE performance-based shares multiplied by the closing price of our common stock on the grant date plus the value of the stock options as determined using a Black-Scholes value for each grant. The Black-Scholes calculation is required for financial reporting (further details can be found in note 19 in the 10-K) and take into consideration factors including volatility, interest-rate assumptions, life of the award, and dividends. As such, the amounts in this column are based on assumptions and may not reflect the actual economic value a NEO would realize upon exercise.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012

The following table shows the number of shares covered by exercisable and unexercisable options and unvested stock awards owned by our named executive officers on December 31, 2012.

Name(4)	Grant Date	Option Awards(1)				Stock Awards(2)
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)
Thomas Casey	10/5/2011	0	0	0	0	276,930	5,053,973	94,255	1,720,154
	10/5/2012	0	0	0	0	47,988	875,781	71,983	1,313,690

Daniel Greenwell	1/2/2012	7,440	14,890	24.03	1/2/2022	33,610	613,383	0	0

John D. Romano	6/26/2012	0	18,695	25.90	6/26/2022	9,525	173,831	9,465	172,736

Michael J. Foster	6/26/2012	0	14,820	25.90	6/26/2022	7,550	137,788	7,505	136,966

Willem Van Niekerk	10/26/2012	0	18,695	20.64	10/26/2022	9,525	173,831	9,465	172,736

(1)

Option awards generally vest at the rate of one-third per year on the anniversary of the grant date, except for the award for Dr. Van Niekerk, which will vest one-third per year beginning on June 26, 2013 and each of the next two years on the same date.

(2)

Time-based share awards generally vest at the rate of one-third per year on the anniversary of the grant date, except for the award for Dr. Van Niekerk, which will vest one-third per year beginning on June 26, 2013 and each of the next two years on the same date. Performance-based share awards vest on the third anniversary of the grant date, except for the award for Dr. Van Niekerk, which will vest on June 26, 2015.

(3)	Market value of shares is based on a stock price of $18.25, the closing price of our stock on December 31, 2012.
(4)	Mr. Gibney is not shown in the chart above since he has no remaining outstanding restricted shares as of December 31, 2012.

OPTION EXERCISES AND STOCK VESTED DURING 2012

The table below provides information regarding the vesting during 2012 of restricted share awards held by our named executive officers. None of our named executive officers exercised stock options during 2012.

	Option Awards		Stock Awards
Name(1)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
Thomas Casey(3)	0	0	50,245	1,502,838
Daniel Greenwell	0	0	16,805	544,482
John D. Romano	0	0	141,560	4,629,897
Michael J. Foster	0	0	116,945	3,824,825
Robert C. Gibney(4)	0	0	81,415	2,586,847

(1)	Dr. Van Niekerk did not exercise any stock options or have any restricted shares vest during 2012.
(2)

Unless noted in the footnotes below, the number of shares acquired on vesting is all related to prior Tronox Inc. stock that vested upon the merger with Exxaro on June 15, 2012. The values realized on vesting are determined by multiplying the number of shares that vested by the fair market value on the applicable date. All share numbers have been adjusted for the 5-for-1 stock split that occurred July 20, 2012.

(3)

Mr. Casey had 1,040 shares of restricted stock vest on March 31, 2012 and 35,740 shares of restricted stock vest on June 15, 2012, which were both granted to him in 2011 while he served as a non-employee director. In addition, he had 13,465 shares vest on October 5, 2012 at a price of $22.92 from his initial equity award in 2011.

(4)

In addition to shares that vested on June 15, 2012 as referenced in footnote 2 above, Mr. Gibney also had 7,550 shares of restricted stock vest on September 29, 2012 at a price of $22.65 as referenced in his separation agreement described on page 25.

Pension Benefits

Some of our U.S. executives are covered by the Tronox Inc. Retirement Plan. We maintain this Qualified Plan and related trust, which were frozen in April of 2009, for all U.S. employees.

As part of Tronox Incorporated’s separation from Kerr-McGee, it established the Retirement Plan and the trusts related to our Retirement Plan and accepted the transfer of assets and liabilities from the corresponding trusts for the Kerr-McGee retirement plans. All employees received credit for their service as Kerr-McGee employees prior to the establishment of our Retirement Plan.

All amounts set forth in the table below reflect normal retirement benefits that would be paid to each executive officer assuming the executive officer retired at the earliest retirement age that they could receive unreduced benefits (generally age 60).

PENSION BENEFITS AS OF DECEMBER 31, 2012

Name(a)(1)	Plan Name(b)	Number of Years Credited Service (c)(#)	Present Value of Accumulated Benefit(d)($)(2)
John D. Romano	Tronox Incorporated Retirement Plan	20.167	553,451

Michael J. Foster	Tronox Incorporated Retirement Plan	6.0	139,893

Robert C. Gibney	Tronox Incorporated Retirement Plan	17.667	485,775

(1)	Messrs. Casey and Greenwell and Dr. Van Niekerk are not participants in the Tronox Incorporated Retirement Plan.
(2)

The present value of accumulated benefits for the Tronox Incorporated Retirement Plan as of December 31, 2012 was determined using the estimated FAS 87 assumptions in effect on December 31, 2012. The FAS 87 discount rate was 3.75%.

The lump sum assumption for the Tronox Retirement plan is based on IRS 417(e) interest rates and mortality using a one-year stability period with a two-month look-back period.

The amounts shown in column (d) are determined according to prescribed SEC assumptions and may not reflect the benefits actually payable from the Retirement Plan if the named executive had retired during the last fiscal year. The above present values assume that the executive commences his accrued benefits at his earliest unreduced age under the plan provisions in effect at December 31, 2012.

Retirement benefits are calculated based upon years of service and “final average monthly compensation.” For benefits earned prior to January 1, 2009, an employee’s final average monthly compensation is the highest average compensation for any period of 36 consecutive calendar months out of the final 120 consecutive calendar months prior to that employee’s termination. For benefits earned beginning January 1, 2009, final average monthly compensation is the highest average compensation for any period of 60 consecutive calendar months out of the final 120 consecutive calendar months prior to that employee’s termination. Upon retirement, benefits are payable in a lump-sum or various annuity forms. Tronox did not pay any retirement benefits in the fiscal year ended December 31, 2012.

Nonqualified Deferred Compensation

All U.S. employees, including our named executive officers, are eligible to participate in our Savings Plan. In addition, we offer a nonqualified deferred compensation plan, known as the Savings Restoration Plan. This plan allows certain employees the ability to defer up to 20% of their base salary and/or their annual incentive award. This plan also provides company match and profit sharing credits for compensation in excess of the IRS maximum limit. The company match for 2012 was 100% on the first 3% that an employee contributed to the Savings Plan and 50% up to the next 3% that the employee contributed. The profit sharing match for 2012 was 7 1/2 % for all earnings. For 2013, the company match has been increased to 100% on all employee contributions up to 6% of base salary and the profit sharing has been decreased to 6%. All employees hired before January 1, 2012 have immediate vesting into both the company match and the profit sharing, but for those hired after January 1, 2012 there is a three year vesting for the profit sharing match. Distributions from the plan for employer contributions will be in the form of a lump sum and paid six months following separation from service. All payments from these plans are made from the general assets of the company and no special fund or trust has been established for this money.

Employees who elect to defer any of their base salary or annual incentive award have their funds contributed into the Savings Restoration Plan. Employees elect the investment options for this money from the range of investment choices in the Savings Plan, including money market funds, equity funds, and bond funds. Because this is an unfunded plan, the investment elections are used only for the purpose of crediting earnings and determining the future benefit to be received from the plan. Distributions from the plan for employee contributions will be made either as a lump sum at a specified date in the future or upon separation from service.

NONQUALIFIED DEFERRED COMPENSATION FOR 2012

Name(a)(1)	Executive Contributions in Last Fiscal Year (b)($)(2)	Registrant Contributions in Last Fiscal Year (c)($)	Aggregate Earnings in Last Fiscal Year (d)($)	Aggregate Withdrawals/ Distributions (e)($)	Aggregate Balance at Last Fiscal Year-End (f)($)
Thomas Casey	0	337,395	29,978	0	488,026
Daniel Greenwell	0	35,978	491	0	36,469
John D. Romano	0	66,610	8,045	0	158,994
Michael J. Foster	0	47,565	10,523	0	124,552
Robert C. Gibney	0	31,825	8,410	0	92,736

(1)	Dr. Van Niekerk did not participate in the Savings Restoration Plan.
(2)	None of the executives elected to defer any of their base salary or annual incentive award and therefore have no employee contributions into the plan.

Employment Agreements

Thomas Casey

Effective October 5, 2011, Tronox hired Thomas Casey as its Chief Executive Officer, in addition to his continuing service as the company’s Chairman of the Board of Directors. In connection with Mr. Casey’s commencement of employment as Chief Executive Officer, Tronox and Mr. Casey entered into the Casey Offer

Letter. Pursuant to the Casey Offer Letter, Tronox and Mr. Casey agreed to formalize the terms of Mr. Casey’s employment and intend to enter into the Casey Employment Agreement. Accordingly, Tronox and Mr. Casey agreed to the terms of the Casey Employment Agreement and the HRCC approved the terms of the Casey Employment Agreement on April 11, 2012, incorporating the terms of the Casey Offer Letter and setting forth the terms of Mr. Casey’s employment. The Casey Employment Agreement provides for Mr. Casey to serve as the Chief Executive Officer and Chairman of the board of directors and contemplates an initial three-year term of employment, with automatic successive one-year renewal periods, unless terminated by either party upon at least 180 days advance notice. In addition, the Casey Employment Agreement provides for an annual base salary of no less than $1,000,000, the entitlement to customary employee benefits, and an annual target bonus opportunity of 150% of base salary with a maximum annual bonus opportunity equal to three times target bonus. The Casey Employment Agreement also provides Mr. Casey with a pro rata bonus for fiscal year 2011. In connection with Mr. Casey’s commencement of employment, Mr. Casey was paid a cash “sign-on” bonus of $2.0 million. This bonus is subject to a ratable “clawback” in the event of his resignation without Good Reason or if his employment is terminated for Cause prior to the first anniversary of his employment. Mr. Casey was also granted a “sign-on” equity grant of 50,000 shares of restricted stock which will cliff vest on the third anniversary of the date of grant and an initial equity award consisting of 26,930 shares of restricted stock vesting as follows: (i) 30% of such grant will vest in equal installments on each of the first three anniversaries of the date of grant, and (ii) 70% of such grant will be eligible to vest based upon the achievement of the following performance criteria: (a) 50% of such award will vest based upon “total shareholder return” for the three-year period beginning October 1, 2011 and ending September 30, 2014 and (b) 50% of such award will vest based upon “return on invested capital” over the three-year period beginning October 1, 2011 and ending September 30, 2014. In addition, the Casey Employment Agreement provides for Mr. Casey to receive an annual RSU or restricted share grant (or another form of equity award with an equivalent value) with a value at grant equal to $3.0 million. On February 22, 2013, the Casey Employment Agreement was amended to change the date of Mr. Casey’s annual equity grant from the first anniversary of the effective date of his agreement to the earlier of (x) the date on which Tronox makes grants to other senior executives and (y) the last business day of March of the applicable year. The Casey Employment Agreement also provides that subsequent RSU or restricted share grants will be based on the volume-weighted average price over the 30-day period preceding the date of grant.

In the event Mr. Casey’s employment is terminated without Cause or he terminates employment for Good Reason prior to a “Qualified Change in Control” (which generally means a Change in Control as defined under the 2010 Management Equity Incentive Plan, excluding the Exxaro Transaction), subject to the execution of a release of claims, he will receive: (i) his base salary through the date of termination plus a pro rata bonus for the year of termination; (ii) an amount equal to two times the sum of his base salary and annual target bonus, payable in installments over the 12 month period following his termination of employment; (iii) accelerated vesting of all equity awards subject to time-based vesting conditions; (iv) accelerated vesting of all equity awards subject to performance-based vesting conditions if the performance vesting criteria have been met as of the date of termination, taking into consideration any abbreviation of the performance period resulting from the termination of employment and (v) continued COBRA coverage for 18 months. In addition, in the event Mr. Casey’s employment is terminated without Cause or for Good Reason following a Qualified Change in Control, Mr. Casey will be entitled to the same benefits as described above, except that he will be entitled to three times the sum of his base salary and annual target bonus under subpart (ii) above. In the event Mr. Casey’s employment is terminated due to his death or Disability, he will be entitled to (I) his base salary through the date of termination plus a pro rata bonus for the year of termination, (II ) his “sign-on” grant (50,000 shares of restricted stock) will be subject to pro rata vesting based on the number of months he was employed divided by 36 months, subject to minimum vesting of 25% of such award, and (III) continued COBRA coverage for 18 months.

In addition, the Casey Employment Agreement provides for (i) general restrictions on the disclosure of confidential information, (ii) an inventions assignment covenant, (iii) an agreement that during his employment and for a period of 12 months thereafter he will not compete with Tronox or solicit Tronox’s employees, and (iv) a mutual agreement between Mr. Casey and Tronox that during his employment and for a period of two years thereafter he will not disparage Tronox or its directors and executive officers, and Tronox, as well as its employees, executive officers and members of the board of directors will not disparage Mr. Casey.

Daniel Greenwell

Effective January 2, 2012, Tronox hired Daniel Greenwell as its Chief Financial Officer and entered into an employment agreement which sets forth the terms of Mr. Greenwell’s employment. Mr. Greenwell’s employment agreement specifies an initial three-year term of employment, with automatic successive one-year renewal periods, unless terminated by either party upon at least 90 days advance notice. In addition, Mr. Greenwell’s employment agreement provides for an initial annual base salary of no less than $440,000, employee benefits consistent with those of other senior executives, and an annual target bonus opportunity of 75% of base salary with a maximum annual bonus opportunity equal to 150% of base salary. Mr. Greenwell’s employment agreement also provides Mr. Greenwell with reimbursement for reasonable relocation and moving expenses associated with the relocation from Mr. Greenwell’s current primary residence to a residence in the Stamford, Connecticut area as well as temporary living of up to $5,000 month through September 1, 2013 and reasonable travel and commuting expenses through September 1, 2013. Mr. Greenwell was also granted a “sign-on” equity grant of 7,333 shares of restricted stock which will vest in equal installments on each of the first three anniversaries of the date of grant. He also received an initial equity award consisting of (1) 2,750 shares of restricted stock which will vest in equal installments on each of the first three anniversaries of the date of grant and (2) 4,466 non-qualified stock options at an exercise price of $120.00 per share (pre-split) which will vest in equal installments on each of the first three anniversaries of the date of grant. In addition, Mr. Greenwell’s employment agreement provides for Mr. Greenwell to receive an annual equity award with a value at grant equal to two times his base salary.

In the event Mr. Greenwell terminates employment for Good Reason prior to a “Change in Control” (which includes the Exxaro transaction) or after the 12-month protection period following a Change in Control expires, subject to the execution of a release of claims, he will receive: (i) his base salary through the date of termination plus a pro rata bonus for the year of termination; (ii) an amount equal to one times the sum of his base salary and annual target bonus, payable in a lump sum; and (iii) continued COBRA coverage for 12 months. In addition, in the event Mr. Greenwell’s employment is terminated for Good Reason on or within 12 months following a Change in Control (i.e., prior to the 12 month anniversary of the Closing of the Exxaro transaction or June 15, 2013), Mr. Greenwell will be entitled to the same benefits as described above, except that he will be entitled to two times the sum of his base salary and annual target bonus under subpart (ii) above and 18 months of COBRA coverage under subpart (iii) above. In the event Mr. Greenwell’s employment is terminated due to his death or Disability, he will be entitled to (I) his base salary through the date of termination plus a pro rata bonus for the year of termination and (II) continued COBRA coverage for 12 months. See page 25 for a description of the benefits payable to Mr. Greenwell in connection with his termination of employment in March 2013 under his Separation Agreement.

In addition, Mr. Greenwell’s agreement provides for (i) general restrictions on the disclosure of confidential information, (ii) an inventions assignment covenant, (iii) an agreement that during the executive’s employment with Tronox and for a period of 12 months thereafter the executive will not compete with Tronox or solicit Tronox’s employees, and (iv) a mutual agreement between the executive and Tronox that during the executive’s employment with Tronox and for a period of two years thereafter the executive will not disparage Tronox or its directors and executive officers, and Tronox, as well as its employees, executive officers and members of the board of directors will not disparage the executive.

John Romano, Michael J. Foster, and Robert C. Gibney

On January 1, 2011, Tronox entered into employment agreements with all of its then named executive officers (the “Employment Agreements”). These Employment Agreements replaced their previous employment agreements. The Employment Agreements provide for the continued employment of Mr. Romano as Executive

Vice President, Mr. Foster as Vice President and General Counsel and Mr. Gibney as Vice President, Administration and Materials Procurement, in each case, for a term beginning on the Effective Date and continuing until December 31, 2015 (the “Employment Term”). Employment may be terminated during the Employment Term by an executive with or without Good Reason or by Tronox upon an executive’s death, Disability, or termination with or without Cause.

The Employment Agreements provide for an initial annual base salary of $360,000, $330,000, and $300,000 for each of Messrs. Romano, Foster and Gibney, respectively. The Employment Agreements also provide that, for the 2010 fiscal year, the executives will be eligible for a cash performance bonus under Tronox Incorporated’s 2010 Cash Incentive Plan, subject to achievement of the specified performance targets, and that thereafter the executives will be paid an annual cash performance bonus (an “Annual Bonus”) in respect of each fiscal year that ends during the Employment Term, to the extent earned based on performance against objective performance criteria. The annual bonus opportunity will be 65%, 50%, and 50% of base salary for each of Messrs. Romano, Foster and Gibney, respectively, for the 2011 fiscal year, and will be set by Tronox’s HRCC for each fiscal year thereafter. The Employment Agreements also entitle the executives, during the Employment Term, to paid vacation in accordance with the applicable policies of Tronox, and to participate in such medical, dental and life insurance, retirement and other plans as Tronox may have or establish from time to time on terms and conditions applicable to other senior executives of Tronox generally.

The Employment Agreements also provide for the grant of restricted shares (“the Emergence Award) of 42,467; 35,081; and 22,147 shares to each of Messrs. Romano, Foster and Gibney, respectively, which will vest in twelve equal installments on the last day of each calendar quarter during the three-year period following the company’s emergence from Chapter 11. In addition, commencing in 2011 and each year thereafter during the Employment Term, the executives will be eligible to receive annually a grant of an equity-based award under the Tronox Limited Equity Plan as determined by the HRCC.

If an executive’s employment is terminated by reason of death or Disability, Tronox will pay the executive (i) all accrued benefits under his Employment Agreement and (ii) a lump sum payment of an amount equal to a pro rata portion (based upon the number of days the executive was employed during the calendar year in which the date of termination occurs) of the Annual Bonus that would have been paid to the executive if he had remained employed based on actual performance. If an executive’s employment is terminated by Tronox for “Cause”, by the executive without Good Reason, or as a result of the expiration of the Employment Term, Tronox will pay the executive all accrued benefits. If an executive’s employment is terminated by Tronox without Cause or by the executive with Good Reason, Tronox will pay the executive: (i) all accrued benefits; (ii) a lump sum payment of an amount equal to a pro rata portion of the Annual Bonus that would have been paid to the executive if he had remained employed based on actual performance; (iii) a lump sum payment of an amount equal to the product of one times the sum of the executive’s base salary and target bonus. In addition, the executive and his covered dependents will be entitled to continued participation on the same terms and conditions as applicable immediately prior to the executive’s date of termination for the one year period following the date of termination in such medical, dental, and hospitalization insurance coverage in which the executive and his eligible dependents were participating immediately prior to the date of termination. All amounts payable under the Employment Agreements beyond the accrued benefits are subject to the executive’s execution of a release of claims in favor of Tronox.

If an executive is terminated by Tronox, other than for Cause or due to death or Disability, or the executive resigns for Good Reason, during the 12-month period after a Change in Control, then the executive will receive the benefits otherwise payable in connection with a termination by Tronox without Cause or by the executive with Good Reason, except that (I) the lump sum payment described in subpart (iii) above will be equal to the product of two times the sum of the executive’s base salary and target bonus and (II) each executive will be entitled to 18 months of continued participation in Tronox’s benefit plans. See page 25 for a description of the benefits payable to Mr. Gibney under his Separation Agreement in connection with his termination of employment in September 2012.

In addition, the Employment Agreements provide for (i) general restrictions on the disclosure of confidential information, (ii) an inventions assignment covenant, (iii) an agreement that during the executive’s employment with Tronox and for a period of 12 months thereafter the executive will not compete with Tronox or solicit Tronox’s employees, and (iv) a mutual agreement between the executive and Tronox that during the executive’s employment with Tronox and for a period of two years thereafter the executive will not disparage Tronox or its directors and executive officers, and Tronox, as well as its employees, executive officers and members of the board of directors will not disparage the executive.

Willem Van Niekerk

Effective June 15, 2012, Tronox entered into an employment agreement with Willem Van Niekerk to serve as its Senior Vice President, Strategic Planning & Business Development. Dr. Van Niekerk’s agreement specifies an initial three-year term of employment, with automatic successive one-year renewal periods, unless terminated by either party upon at least 90 days advance notice. In addition, his agreement provides for an initial annual base salary of no less than $470,000, employee benefits consistent with those of other senior executives, and an annual target bonus opportunity of 70% of base salary with a maximum annual bonus opportunity equal to 140% of base salary. Dr. Van Niekerk’s agreement also provides Dr. Van Niekerk with reimbursement for relocation services and related expenses associated with the relocation from Dr. Van Niekerk’s current primary residence to a residence in the Stamford, Connecticut area as well as a housing allowance of $5,000 per month. In addition, Dr. Van Niekerk’s agreement provides for Dr. Van Niekerk to receive an annual equity award with a value at grant equal to 150% of his base salary.

In the event Dr. Van Niekerk terminates employment for Good Reason prior to a “Change in Control” (which includes the Exxaro transaction) or after the 12-month protection period following a Change in Control expires, subject to the execution of a release of claims, he will receive: (i) his base salary through the date of termination plus a pro rata bonus for the year of termination; (ii) an amount equal to one times the sum of his base salary and annual target bonus, payable in a lump sum; and (iii) continued COBRA coverage for 12 months. In addition, in the event Dr. Van Niekerk’s employment is terminated for Good Reason on or within 12 months following a Change in Control (e.g., prior to the 12-month anniversary of the Closing of the Exxaro transaction or June 15, 2013), Dr. Van Niekerk will be entitled to the same benefits as described above, except that he will be entitled to two times the sum of his base salary and annual target bonus under subpart (ii) above and 18 months of COBRA coverage under subpart (iii) above. In the event Dr. Van Niekerk’s employment is terminated due to his death or Disability, he will be entitled to (I) his base salary through the date of termination plus a pro rata bonus for the year of termination and (II) continued COBRA coverage for 12 months.

In addition, Dr. Van Niekerk’s agreement provides for (i) general restrictions on the disclosure of confidential information, (ii) an inventions assignment covenant, (iii) an agreement that during the executive’s employment with Tronox and for a period of 12 months thereafter the executive will not compete with Tronox or solicit Tronox’s employees, and (iv) a mutual agreement between the executive and Tronox that during the executive’s employment with Tronox and for a period of two years thereafter the executive will not disparage Tronox or its directors and executive officers, and Tronox, as well as its employees, executive officers and members of the board of directors will not disparage the executive.

Potential Payments upon Termination or Changes in Control

We will be obligated to make certain payments to our executive officers or accelerate the vesting of their equity awards pursuant to the following plans or agreements upon a termination of their employment, including termination of their employment in connection with a change in control:

(1)	employment agreements;

(2)	our Retirement Plans; and

(3)	award agreements issued under the Tronox Limited Equity Plan.

Payments Made Upon Termination without Cause or for Good Reason in Connection with a Change in Control

In the event that an executive officer is terminated within 12 months after a change in control (or in anticipation of a change in control under certain circumstances) other than for Cause, death or Disability or if the executive officer resigns for Good Reason, such executive officer will be entitled to lump sum cash severance benefits (and continuation of benefits coverage), which will consist of the following:

(1)

either three (3) times (for the CEO) or two (2) times (for all other NEOs) the sum of (i) the executive officer’s annual base salary, and (ii) the executive officer’s target bonus in the year of his or her termination;

(2)	any accrued but unpaid annual base salary through the date of termination;

(3)	the unpaid portion of any bonuses previously earned by the executive officer plus the pro-rata portion of the bonus for the executive officer in the year of termination; and

(4)	any accrued and unused sick and vacation pay; and

The executive officer shall also be entitled to the following:

(1)

continued medical, dental, vision and life insurance coverage for the executive officer and his or her eligible dependents for a period ending on the earlier of 18 months following the date of termination or the commencement of comparable coverage by the executive officer with a subsequent employer; and

(2)	immediate 100% vesting of all outstanding stock options, stock appreciation rights, performance awards and restricted shares issued by us.

Payments Made Upon Termination without Cause or Good Reason Not in Connection With a Change in Control

If an executive officer’s employment is terminated without Cause or Good Reason and the termination is not made subject to the provisions related to termination in connection with a change in control, the executive officer will be entitled to receive the following amounts in a lump sum cash payment:

(1)

either two (2) times (for the CEO) or one (1) times (for all other NEOs) the sum of (i) the executive officer’s annual base salary, and (ii) the executive officer’s target bonus in the year of his or her termination;

(2)	any accrued but unpaid annual base salary through the date of termination;

(3)	the unpaid portion of any bonuses previously earned by the executive officer plus the pro rata portion of the bonus, if any, to be paid for the year in which the date of termination occurs; and

(4)	any accrued and unused sick and vacation pay.

The executive officers shall also be entitled to the continued medical, dental, vision and life insurance coverage for the executive officer and his or her eligible dependents for a period ending on the earlier of 18 months (for the CEO) or 12 months (for other NEOs) following the date of termination or the commencement of comparable coverage by the executive officer with a subsequent employer.

Payments Made Upon Termination for Death, Disability or Retirement

If the executive officer’s employment is terminated by reason of death, Disability or retirement, the executive officer will receive:

(1)	any accrued but unpaid annual base salary and bonus through the date of termination;

(2)	the pro-rata portion of the executive officer’s actual bonus in the year of termination (calculated through the date of termination) (but not in the event of retirement); and

(3)	any accrued and unused sick and vacation pay.

Except for retirement, certain executive officers shall also be entitled to the continued medical, dental, vision and life insurance coverage for the executive officer and his or her eligible dependents for a period ending on the earlier of 18 months (for the CEO) or 12 months (for Mr. Greenwell and Dr. Van Niekerk) following the date of termination or the commencement of comparable coverage by the executive officer with a subsequent employer.

Retirement Plans

Executive officers who are eligible under our U.S. Pension Plan will receive benefits upon their termination and achievement of certain age and service requirements. Executive officers could also be eligible for early enhanced retirement benefits in the event that their position is eliminated involuntarily or due to death, Disability or retirement. See the discussion under “Retirement and Other Benefits” for a summary of the U.S. Retirement Plans.

Long-Term Incentives

The following definitions apply to the standard 2012 award agreements for the annual grants of equity awards for executives:

(1)

If the executive officer is involuntarily terminated without Cause or for Good Reason, all unvested stock options and time-based restricted shares will vest immediately. All performance-based restricted shares will be forfeited.

(2)

If the executive officer is terminated upon a Change in Control, all unvested stock options and all restricted shares will vest immediately, provided the executive is continuously employed by Tronox or its subsidiaries through the date of such Change in Control.

(3)

If the executive officer is terminated by reason of death or Disability, all unvested stock options and time-based restricted shares will vest immediately. All performance-based restricted shares will be forfeited.

(4)	If the executive officer terminated for any other reason, all unvested shares will be forfeited upon termination.

For Mr. Casey, his 2011 equity grants vest as follows:

(1)

If the executive officer is involuntarily terminated without Cause or for Good Reason, all time-based restricted shares will vest immediately. All performance-based restricted shares will have the performance period amended to end on the date of termination and each award will vest immediately if the Committee determines that the applicable performance criteria for the amended performance period has been achieved.

(2)

If the executive officer is terminated upon a Change in Control, all time-based restricted shares will vest immediately. All performance-based restricted shares will have the performance period amended to end on the date of termination and each award will vest immediately if the Committee determines that the applicable performance criteria for the amended performance period has been achieved.

(3)

If the executive officer is terminated by reason of death or Disability, a percentage of the sign-on equity award shall vest, which percentage shall equal the greater of 25% and the percentage equal to the number of calendar months the executive has been employed commencing October 2011 divided by 36.

(4)	If the executive officer terminated for any other reason, all unvested shares will be forfeited upon termination.

Calculation of Total Amounts Payable upon Termination or Change in Control

The following table provides the amount of compensation payable to each named executive officer upon various termination reasons. Except as noted, the amounts shown below assume that such termination was effective as of December 31, 2012, and thus includes amounts earned through such time and are estimates of the amounts which would be paid to each executive officer upon his or her termination. The actual amounts to be paid to each executive officer can only be determined at the time of that named executive officer’s termination. Mr. Gibney was not serving as an executive officer as of December 31, 2012. The benefits that were payable to Mr. Gibney upon his termination of employment are described in “—Separation Agreement.”

ESTIMATED POST-TERMINATION PAYMENTS AND BENEFITS AS OF DECEMBER 31, 2012(1)

Name	Type of Payment of Benefit	Voluntary Resignation ($)	Death ($)	Disability ($)	Involuntary Not for Cause Termination ($)	Termination Resulting from Change in Control ($)
Thomas Casey	Cash Compensation
	Cash Severance(2)	0	0	0	5,000,000	7,500,000
	Accrued Sick & Vacation Pay(3)	228,846	315,385	315,385	315,385	315,385
	Accrued Bonus(4)	0	1,500,000	1,500,000	1,500,000	1,500,000
	Equity
	Restricted Shares(5)	0	2,778,344	2,778,344	8,963,598	8,963,598
	Medical Benefits(6)	0	29,842	29,842	29,842	29,842

	Total	228,846	4,623,571	4,623,571	15,808,825	18,308,825

Daniel Greenwell(7)	Cash Compensation
	Cash Severance(2)	0	0	0	892,500	1,785,000
	Accrued Sick & Vacation Pay(3)	79,462	117,692	117,692	117,692	117,692
	Accrued Bonus(4)	0	382,500	382,500	382,500	382,500
	Equity
	Restricted Shares(8)	0	613,383	613,383	613,383	613,383
	Stock Options(9)	0	0	0	0	0
	Medical Benefits(6)	0	29,552	29,552	29,552	44,327

	Total	79,462	1,143,127	1,143,127	2,035,627	2,942,902

John D. Romano	Cash Compensation
	Cash Severance(2)	0	0	0	799,000	1,598,000
	Accrued Sick & Vacation Pay(3)	77,731	500,731	500,731	500,731	500,731
	Accrued Bonus(4)	0	329,000	329,000	329,000	329,000
	Equity
	Restricted Shares(8)	0	173,831	173,831	173,831	347,567
	Stock Options(9)	0	0	0	0	0
	Pension Plan(10)	250,058	250,058	250,058	250,058	250,058
	Medical Benefits(6)	0	0	0	29,552	44,327

	Total	327,789	1,253,620	1,253,620	2,082,172	3,069,683

Michael J. Foster	Cash Compensation
	Cash Severance(2)	0	0	0	709,500	1,419,000
	Accrued Sick & Vacation Pay(3)	59,538	224,096	224,096	224,096	224,096
	Accrued Bonus(4)	0	279,500	279,500	279,500	279,500
	Equity
	Restricted Shares(8)	0	137,788	137,788	137,788	274,754
	Stock Options(9)	0	0	0	0	0
	Pension Plan(10)	61,209	61,209	61,209	61,209	61,209
	Medical Benefits(6)	0	0	0	29,552	44,327

	Total	120,747	702,593	702,593	1,441,645	2,302,886

Willem Van Niekerk	Cash Compensation
	Cash Severance(2)	0	0	0	799,000	1,598,000
	Accrued Sick & Vacation Pay(3)	66,659	90,611	90,611	90,611	90,611
	Accrued Bonus(4)	0	329,000	329,000	329,000	329,000
	Equity
	Restricted Shares(8)	0	173,831	173,831	173,831	347,567
	Stock Options(9)	0	0	0	0	0
	Medical Benefits(6)	0	29,552	29,552	29,552	44,327

	Total	66,659	622,994	622,994	1,421,994	2,409,505

(1)	None of our NEOs meet the age and service requirements for retirement and therefore no details are provided for that type of termination.
(2)

Cash Severance is based on annual rate of pay plus annual target bonus. For Mr. Casey, this amount is two times base plus target bonus for Involuntary Not for Cause Termination and three times base plus target bonus for Termination Resulting from a Change in Control. For the other NEOs, this amount is one times base plus target bonus for Involuntary Not for Cause Termination and two times base plus target bonus for Termination Resulting from a Change in Control.

(3)	In the case of Voluntary Resignation, only accrued vacation is paid out. In the other examples, accrued vacation and sick leave balances will be paid out.
(4)

Accrued Bonus is defined as the prorated incentive amount due for performance up to the date of termination. For the examples, this amount is shown at target amounts for the full calendar year, however, in the event of a termination, actual payment will be based on actual time worked and actual performance results for the company.

(5)

The treatment of Mr. Casey’s Restricted Shares is set forth in his employment agreement. In the case of Death or Disability, a prorated piece of his initial Sign-on Equity award will be paid based on time worked since the grant as well as his time-based shares from his 2012 grant. In the cases of Involuntary not for Cause Termination and Termination following a change in control, all outstanding shares will vest. Amounts are calculated using December 31, 2012 closing price of our stock of $18.25.

(6)	Medical benefits include medical, dental, and vision coverage through COBRA paid for by the company.
(7)

Mr. Greenwell entered into a separation agreement, dated February 9, 2013, setting forth the amounts and benefits payable to him upon his termination of employment, on March 31, 2013. See “—Separation Agreements” for a description of the amounts and benefits payable to Mr. Greenwell under his separation agreement.

(8)

The treatment of the Restricted Shares for the other NEOs is based on their award agreements. For Death, Disability, and Involuntary Not for Cause Terminations, all outstanding time-based shares will vest immediately. For Termination following a change in control, all outstanding shares including performance-based shares will vest immediately. Amounts are calculated using December 31, 2012 closing price of our stock of $18.25 and performance-based shares are calculated using target amounts.

(9)	As of December 31, 2012, the fair market value of our common stock was less than the exercise price for all outstanding stock options for our NEOs and, therefore, the value is shown as $0.
(10)

Pension benefits are calculated as the lump-sum walk-away value for those executives eligible for the U.S. Pension Plan. The lump-sum assumption is based on IRS 417(e) interest rates and mortality using a one-year stability period with a two-month look-back period.

2012 Director Compensation

At its June 26, 2012 board meeting, the board of directors approved the compensation for the directors of Tronox. Under the new policy, all non-employees directors are entitled to an annual cash retainer of $75,000 for service on the board of directors payable quarterly in arrears, plus additional cash compensation payable quarterly in arrears as follows:

•	The chairman of the board of directors will receive an additional annual retainer of $50,000*;

•	The chairman of the Audit Committee will receive an additional annual retainer of $50,000;

•	The chairman of the Human Resources and Compensation Committee will receive an additional annual retainer of $20,000;

•

The chairman of each of the Governance Committee, Nominating Committee or another committee established by the board of directors, respectively, will receive an additional annual retainer of $20,000; and

•

A committee member of each of the Audit Committee, Human Resources and Compensation Committee, Governance Committee, Nominating Committee or another committee established by the board of directors, respectively, who is not serving as chairman of such committee, will receive an additional annual retainer of $15,000.

*	Mr. Casey, as executive Chairman, is compensated per the terms of his employment agreement and does not receive the $50,000 retainer.

Additionally, non-employee directors will be entitled to receive an annual grant of restricted shares under the Tronox Limited Equity Plan with a value equal to $150,000, determined by dividing $150,000 by the average of the ten (10) day closing price for the Company’s shares for the first ten business days in that calendar year and rounding down to the nearest full share. This award will vest ratably over a three year period on the anniversary date of the grant. Awards will be forfeited upon termination except that in the case of a qualified change of control the awards will immediately become vested.

The following table sets forth the total compensation for the year ended December 31, 2012 paid to or earned by our directors during 2012.

DIRECTOR COMPENSATION FOR 2012*

Name	Fees Earned or Paid in Cash($)	Stock Awards($)(1)	All Other Compensation ($)(2)	Total($)
Andrew P. Hines	122,609	149,961	2,895	275,465
Ilan Kaufthal(3)	121,112	149,961	2,895	273,968
Wayne A. Hinman	115,110	149,961	2,895	267,966
Jeffry N. Quinn	92,610	149,961	2,895	245,466
Daniel Blue	63,074	119,506	1,448	184,028
Peter Johnston	35,165	119,506	1,448	156,119
Robert M. Gervis(4)	45,800	0	0	45,800
Logan Armstrong(4)	3,074	0	0	3,074
Wim de Klerk(5)	0	0	0	0
Sipho Nkosi(5)	0	0	0	0

*	Mr. Casey’s compensation is set out in the Summary Compensation Table on page 27.
(1)

Amounts reported in this column represent the aggregate grant date fair value for restricted shares granted to each director. Each director who was active on June 26, 2012 received a grant of 5,790 shares based on the closing price of June 26, 2012 of $25.90. The grant date fair market value was computed in accordance with the share-based accounting guidance under ASC 718. Messrs. Blue and Johnston were each granted the same 5,790 shares upon their hire but the grant date fair value was computed using the closing price of October 26, 2012 of $20.64.

(2)	Amounts in this column represent dividend payments on outstanding restricted shares at the approved dividend rate for all shareholders. For 2012, this rate was $0.25/share post-split.
(3)	Mr. Kaufthal received an additional payment of $500,000 from Tronox Inc. for services he performed in the Exxaro transaction.
(4)	Mr. Gervis resigned as a director in the second quarter of 2012. Mr. Armstrong only served as a director for one month.
(5)

In 2012, Messrs. De Klerk and Nkosi are not directly paid compensation for their service as directors. Instead, Exxaro was paid $20,574 for each of their services. In 2013, Exxaro has approved Messrs. De Klerk and Nkosi participation—long term—equity shares and Messrs. De Klerk and Nkosi were given shares in the same amounts as the other directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to it’s charter, the Audit Committee reviews and approves, as appropriate, related party transactions for potential conflicts of interest.

On June 15, 2012, the date of the Transaction, Tronox Incorporated entered into a definitive agreement with Exxaro and certain of its affiliated companies to acquire 74% of its South African mineral sands operations. On May 4, 2012, Tronox Limited registered Class A Shares to be issued to shareholders of Tronox Incorporated in connection with the completion of the Transaction. On the date of the Transaction, Tronox Limited issued 15,413,083 Class A Shares to shareholders in Tronox Incorporated. In addition, on the date of the Transaction, Tronox Limited issued 9,950,856 Class B Shares to Exxaro and one of its subsidiaries in consideration for the mineral sands business. Immediately following the Transaction, Tronox Incorporated shareholders and Exxaro held approximately 60.8% and 39.2%, respectively, of the voting securities of Tronox Limited. Under the terms of the Transaction agreement, Exxaro agreed that for a three-year period after the completion of the Transaction, it would not engage in any transaction or other action, that would result in its beneficial ownership of the voting shares of Tronox Limited exceeding 45% of the total issued shares of Tronox Limited.

The Company conducts transactions with Tronox Australia Sands Pty Ltd (formerly Exxaro Australia Sands Pty Ltd), formerly a subsidiary of Exxaro and previously our 50% partner in the Tiwest Joint Venture. Following the Transaction, Tronox Australia Sands Pty Ltd is now wholly owned by Tronox Limited. Tronox purchased, at open market prices, raw materials used in its production of TiO2 and Tronox Australia Sands Pty Ltd’s share of TiO2 produced by the Tiwest Joint Venture. The Company also provided administrative services and product research and development activities, which were reimbursed by Exxaro. For the twelve months ended December 31, 2012 we made payments of $173.0 million related to these transactions.

Prior to the Transaction, the subsidiaries of Exxaro we acquired in the Transaction entered into inter-company and related party commercial agreements in the ordinary course of their business with Exxaro. These companies made interest payments to Exxaro in the amount of R71.003 million in the year ended December 31, 2012.

During the year ended December 31, 2012, entities we acquired in the Transaction paid fees to Exxaro for management, information technology, administrative and accounting services, research and development costs of R70.928 million and paid dividends to Exxaro International BV, subsidiary of Exxaro, in the amount of R685.7 million ($94.4 million). The Transition Services Agreement, Project Services Agreement and General Services Agreement are still operative.

At the closing of the Transaction, Tronox Limited issued 49,754,280 Class B Shares on a post-split basis to Exxaro as consideration for the mineral sands business we acquired. Following the Transaction, we paid Exxaro $7 million for transition services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company. Our employees prepare these reports for certain of our directors and all of our executive officers on the basis of information obtained from the Company’s records. Based on information available to us during fiscal year 2012, we believe that all applicable Section 16(a) filing requirements were met.

SHARE PRICE PERFORMANCE GRAPH

The share price performance graph below is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed “soliciting material” or “filed” under either the Securities Act of 1933 or the Securities Exchange Act of 1934.

The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for Tronox Limited, the S&P 500 Index, the S&P Diversified Chemicals Index, and the S&P Materials Index. The graph assumes that $100 was invested in Tronox Limited’s ordinary shares, from June 18, 2012 through December 31, 2012. The graph also assumes that $100 was invested in the S&P 500 Index, the S&P Diversified Chemicals Index, and the S&P Materials Index from May 31, 2012 through December 31, 2012. Note that historic share price performance is not necessarily indicative of future share price performance.

REPORT OF THE AUDIT COMMITTEE

In accordance with its charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the Company’s accounting and financial reporting processes and its internal and external audit processes. The Audit Committee has implemented procedures to ensure that it devotes the attention necessary to each of the matters assigned to it under its charter.

In discharging its oversight responsibility, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements and related footnotes for the fiscal year ended December 31, 2012 and the independent registered public auditor’s report on those financial statements, with our management and with Grant Thornton, LLP, our independent registered public auditors. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. Grant Thornton presented the matters required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and SEC Regulation S-X, Rule 2-07.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent registered public auditors. Consistent with its charter, the Audit Committee has evaluated Grant Thornton’s qualifications, performance, and independence, including that of the lead audit partner. In addition, Grant Thornton has provided the Audit Committee with the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has engaged in dialogue with Grant Thornton, about their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC, and selected Grant Thornton for appointment as the Company’s independent audit firm. The Board is recommending that shareholders approve the appointment of Grant Thornton at the Annual Meeting.

AUDIT COMMITTEE

Andrew P. Hines (Chair)

Daniel Blue

Ilan Kaufthal

PROPOSAL 2

APPROVAL OF THE TRONOX LIMITED ANNUAL PERFORMANCE BONUS PLAN

The Board has adopted the Tronox Limited Annual Performance Bonus Plan (the “Bonus Plan”), for the benefit of eligible executives, managers and employees of Tronox and its subsidiaries, and directed that the Bonus Plan be submitted to our shareholders at the Annual Meeting. Approval of the Bonus Plan will allow certain incentive awards granted under the Bonus Plan to executive officers of Tronox to qualify as exempt “performance-based compensation” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), which otherwise generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to the principal executive officer and to certain of the other most highly compensated executive officers of publicly held companies. Section 162(m) generally requires such performance goals to be approved by shareholders every five years.

The Board believes that it is in the best interests of Tronox and its shareholders to ensure that Tronox have the ability to pay incentive bonuses to its executive officers that are deductible by Tronox for federal income tax purposes under Section 162(m), and the Bonus Plan has been structured accordingly.

Shareholders are requested to approve the adoption of the Bonus Plan. If the Bonus Plan is approved by the shareholders, Tronox will have the ability to pay awards under the Bonus Plan that will qualify as “performance-based compensation” under Section 162(m).

If the requisite shareholder approval of the Bonus Plan is not obtained, the Bonus Plan will remain in effect, but awards payable thereunder will not be eligible to qualify for the “performance-based compensation” exception from the deductibility limitations under Section 162(m).

Description of the Plan

The following description of certain features of the Bonus Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Bonus Plan that is attached hereto as Exhibit B.

Purpose. The purpose of the Bonus Plan is to attract, retain and motivate key employees by providing bonus awards to designated Participants.

Administration. The Bonus Plan is administered by the Human Resources and Compensation Committee of the Board (the “HRCC”). The HRCC has the authority, in its discretion, to make any and all decisions regarding the administration of the Bonus Plan, including selecting participants, determining the amount of awards granted to participants, determining the conditions and restrictions, if any, applicable to awards, certifying that the conditions and restrictions applicable to the payment of any award have been met, subject, in all cases, to the limitations of Section 162(m) with respect to awards intended to comply with the requirements of Section 162(m). All determinations of the HRCC that are not inconsistent with the Bonus Plan will be final and binding on all persons.

Eligibility. Eligible participants under the Bonus Plan are employees of Tronox and its subsidiaries who are selected by the HRCC.

Establishment of Bonuses. For each performance period during the term of the Bonus Plan, the HRCC will designate those employees who are to be participants in the Bonus Plan for such performance period and establish the performance goals that must be achieved before an award will be paid to the participant. For awards intended to be “performance-based compensation” within the meaning of Section 162(m), the foregoing determinations will generally be made within the first ninety days of the performance period.

Performance Goals. Bonuses granted under the Bonus Plan may qualify as “performance-based compensation” for purposes of Section 162(m). To the extent that bonuses under the Bonus Plan are intended to be “performance-based compensation” under Section 162(m), such bonuses will be granted, vest and be paid based on attainment of specified performance goals established by the HRCC. Such performance goals will be based on the attainment of a certain target level of, or a specified increase or decrease in, one or more of the following criteria selected by the HRCC:

•	earnings per share;

•	operating income;

•	gross income;

•	net income (before or after taxes);

•	cash flow;

•	gross profit;

•	gross profit return on investment;

•	gross margin return on investment;

•	gross margin;

•	operating margin;

•	working capital;

•	earnings before interest and taxes;

•	earnings before interest, tax, depreciation and amortization;

•	return on equity;

•	return on assets;

•	return on capital;

•	return on invested capital;

•	return on capital employed;

•	net revenues;

•	gross revenues;

•	revenue growth;

•	annual recurring revenues;

•	recurring revenues;

•	service revenues;

•	license revenues;

•	sales or market share;

•	total shareholder return;

•	economic value added;

•

specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

•	the fair market value of the a share of Common Stock;

•	the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; or

•	reduction in operating expenses.

To the extent permitted by law, the HRCC may also exclude the impact of an event or occurrence which the HRCC determines should be appropriately excluded, including: (i) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of Tronox or not within the reasonable control of Tronox’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

Performance goals may also be based on an individual participant’s performance goals, as determined by the HRCC, in its sole discretion.

In addition, all performance goals may be based upon the attainment of specified levels of performance by Tronox (or subsidiary, division or other operational unit of Tronox) under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m), the HRCC may also designate additional business criteria on which the performance goals may be based or adjust, modify or amend those business criteria.

For purposes of any award under the Bonus Plan intended to be “performance-based compensation” under Section 162(m), the maximum value of any payment in respect of such award to any participant in the Bonus Plan for any 12-month period will be $5,000,000.

Determination of Bonuses. As soon as practicable after the end of each performance period, the HRCC will certify in writing whether the stated performance goals were met and will determine the amount of the bonus to be paid to each Bonus Plan participant. In determining that amount, the HRCC will consider the target bonuses established at the beginning of the performance period, the degree to which the established standards were satisfied, and any other objective or subjective factors it deems appropriate (subject to the limitations of Section 162(m) for awards intended to be “performance-based compensation” within the meaning of Section 162(m)), and may reduce the amount of, or eliminate altogether, any bonus that would otherwise be payable.

Payment of Bonuses. All bonuses will be paid in cash, Common Stock, or any combination thereof, in the calendar year following the calendar year in which the applicable performance periods ends. Any stock to be awarded as part of a bonus under the Bonus Plan will be issued pursuant to the terms and conditions of any shareholder-approved equity plan of Tronox (if any) as in effect from time to time. To the extent that there is no shareholder-approved equity plan of Tronox with an available share reserve to cover the issuance of stock in connection with the payment of any bonus under the Bonus Plan, the full amount of the bonus will be paid in cash.

Amendment and Termination. The Board may amend, modify, suspend or terminate the Bonus Plan, in whole or in part, at any time and in any respect, subject to shareholder approval to the extent required by applicable law, regulation or exchange listing rules. However, in no event may any such amendment, modification, suspension or termination result in an increase in the amount of compensation payable pursuant to any award under the Bonus Plan or the failure of any such award to qualify for the “performance-based compensation” exception under Section 162(m) to the extent applicable.

Benefits under the Tronox Limited Annual Performance Bonus Plan

The amount of incentive compensation to be paid in the future to Tronox’s executive officers and other Bonus Plan participants cannot be determined at this time. Actual amounts will depend upon actual performance for future performance periods. The table below shows the cash bonus compensation awarded for 2012 to individuals who will be participating in the Bonus Plan.

Name	Cash Bonus Compensation for 2012 Paid in 2013
Thomas Casey	$150,000
Daniel Greenwell	38,250
John D. Romano	32,900
Michael J. Foster	27,950
Willem Van Niekerk	17,821
P. Trevor Arran	35,642
All Executive Officers as a Group (6 people)	$302,563

All Other Employees	$6,200,000

The affirmative vote of holders of a majority of ordinary shares cast at the Annual Meeting is required to approve the Tronox Limited Annual Performance Bonus Plan.

Our Board of Directors recommends a vote FOR the approval of the Tronox Limited Annual Performance Bonus Plan.

PROPOSAL 3

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC AUDITOR

Grant Thornton LLP was originally appointed as Company’s independent registered public auditor shortly after the Company’s incorporation. Under the Australian Corporations Act, the auditor holds office until the first annual general meeting of the Company (being the Annual Meeting to be held on May 21, 2013) at which time shareholders must vote to approve the appointment of an auditor going forward. The auditor will serve until the earlier of the date that the auditor resigns or is removed.

The Audit Committee has selected Grant Thornton LLP as the Company’s independent registered public auditor, and the Board of Directors is asking shareholders to appoint Grant Thornton LLP based on that recommendation. The appointment will continue until the auditor resigns or is removed.

The Chairman of the Audit Committee, Mr. Hines, as a member of the Company, nominated Grant Thornton LLP as auditor of the Company and Grant Thornton LLP consented to the appointment. A copy of the nomination of Grant Thornton LLP as auditor of the Company is on page A-1.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she so desires. The affirmative vote of holders of a majority of ordinary shares cast at the Annual Meeting is required to appoint Grant Thornton as the Company’s independent registered public auditor.

The Board of Directors Recommends a Vote For the Proposal.

INDEPENDENT REGISTERED PUBLIC AUDITOR

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to us for the audit and other services provided by Grant Thornton LLP (“GT”) during the years ended December 31, 2011 and 2012 (in thousands):

	2011	2012
Audit Fees(1)	$1,836,571	$4,907,938
Audit Related Fees	383,530	0
Tax Fees(3)	133,181	12,765

Other Fees	0	0
Total Fees	$2,353,282	$4,920,703

(1)

Audit Fees: This category represent fees for professional services provided in connection with the audit of our financial statements, including for our initial public offering, and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Tax Fees: This category consists of tax compliance, and tax advice including foreign tax return preparation and requests for rulings or technical advice from tax authorities.

All audit and non-audit services provided by GT to us must be pre-approved in advance by our audit committee unless the following conditions are met:

•	The service is one of a set of permitted services that the independent registered public auditor is allowed to provide; and

•	The services must be brought to the attention of the audit committee and approved prior to the completion of the annual audit.

All other permitted services must be pre-approved by either the audit committee or a delegate of the audit committee. If pre-approval is obtained from a delegate of the audit committee, the service may be performed provided that the service must be presented to the audit committee at the next scheduled meeting.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(SAY-ON-PAY)

In accordance with Section 14A of the Exchange Act, we are asking shareholders to approve the following non-binding advisory resolution at the Annual Meeting of Shareholders to approve the compensation of our named executive officers (“say-on-pay”), which is described in this Proxy Statement:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The primary goal of our executive compensation program is the same as our goal for operating the Company—to maximize corporate performance and thereby create value for our shareholders. To achieve this goal we have designed an executive compensation program based on the following principles:

•	Paying for performance—A significant portion of each executive’s potential cash compensation is made subject to achieving business performance measures.

•

Alignment with the interests of shareholders—Equity awards align our executives’ financial interests with those of our shareholders by providing value to our executives if the market price of our shares increase.

•	Attracting and retaining top talent—The compensation of our executives must be competitive so that we may attract and retain talented and experienced executives in our industry.

For a detailed description of our executive compensation policies and programs and how they are designed to motivate superior performance, we urge shareholders to read the “—Compensation Discussion and Analysis” in this proxy statement. The Compensation Discussion and Analysis also discusses the compensation objectives and principles that underlie the Company’s executive compensation program, the elements of the program and how performance is measured, evaluated and rewarded.

This vote is not intended to address any specific item of compensation, but rather the overall compensation that is paid to our named executive officers resulting from our compensation objectives, policies and practices as described in this proxy statement. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors and the Human Resources and Compensation Committee value the opinions expressed by our shareholders and will review the voting results in connection with their ongoing evaluation of our executive compensation program.

Our Board of Directors recommends a vote FOR the above advisory resolution approving the compensation paid to our named executive officers, as disclosed in this Proxy Statement, and proxies solicited by the Board of Directors will be so voted unless shareholders specify a different choice.

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF THE SAY-ON-PAY

In accordance with Section 14A of the Exchange Act, shareholders are being given the opportunity to vote on an advisory (non-binding) resolution at the Annual Meeting to approve the compensation of executive officers (the “say-on-pay” advisory vote in “Proposal 4—Advisory (Non-Binding) Vote on Executive Compensation” above) this year and will do so at least once every three years thereafter. Pursuant to Section 14A of the Exchange Act, at the Annual Meeting, we are also asking shareholders to vote on whether future “say-on-pay” advisory votes on executive compensation should occur every 1, 2 or 3 years.

The appropriate frequency of an advisory vote on executive compensation is the subject of diverging opinions and views, and we believe there is reasonable basis for each of the three (3) options. Less frequency would encourage a more long-term, rather than short-term, analysis of our executive compensation programs and would avoid the burden that annual votes would impose on shareholders required to evaluate the compensation programs of a large number of companies each year. On the other hand, greater frequency provides shareholders the opportunity to react promptly to emerging trends in compensation and gives the Board of Directors and the Human Resources and Compensation Committee the opportunity to evaluate individual compensation decisions and compensation program changes each year in light of the timely feedback from shareholders.

After careful consideration, the Board recommends to the shareholders of the Company that they vote for the option of every one year as the preferred frequency of advisory votes on executive compensation. The determination was based upon the premise that executive compensation is evaluated, adjusted and approved on an annual basis by the Board of Directors upon a recommendation from the Human Resources and Compensation Committee and the belief that investor sentiment should be a factor taken into consideration by the Human Resources and Compensation Committee in making its annual recommendation.

Although the Board of Directors recommends a “say-on-pay” vote every one year, shareholders will be able to specify one of three choices for this proposal on the proxy card: 1, 2 or 3 years. Shareholders are not voting to approve or disapprove the Board of Directors’ recommendation.

Although the shareholders’ vote is advisory and is not binding on the Board of Directors, the Board of Directors will take into account the outcome of the vote when considering how frequently to hold “say-on-pay” votes. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to alter the frequency of advisory votes and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs. As required by the law as currently in effect, the Board will put the frequency issue before the shareholders for a new advisory vote at least once every six years.

Our Board of Directors recommends a vote “FOR” the approval of a frequency of say-on-pay votes of EVERY ONE YEAR.

ADDITIONAL INFORMATION

SOLICITATION OF PROXIES

The Proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. The Company will bear the cost of solicitations and the fees related to the solicitation of proxies.

AUDITORS

Representatives of Grant Thornton LLP, independent registered public accountant for the Company for fiscal 2012 and the current fiscal year, will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2013 ANNUAL MEETING

Should an eligible shareholder or shareholders desire to nominate a candidate for director or propose any other business at the 2013 Annual Meeting outside of the process for inclusion of such nomination or proposal in the Proxy Statement, such shareholder must give us timely written notice. This notice must comply with applicable laws and the Constitution. Copies of the Constitution are available to shareholders free of charge on request to our Corporate Secretary at 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA. They are also available on our website at www.tronox.com. An eligible shareholder is a (i) shareholder(s) of Tronox holding at least 5% of the votes that may be cast on the resolution or (ii) at least 100 shareholders entitled to vote at a general meeting.

To be timely for the 2014 Annual Meeting, a nomination as required under the Constitution shall be delivered to our Secretary no earlier than close of business on the 120th day before the 2014 Annual Meeting and not later than the close of business on the date that is the later of (i) the 90th day before the 2014 Annual Meeting or (ii) the 10th day following the day on which Tronox first publicly announces the date of such meeting. The public announcement of an adjournment or postponement of an Annual Meeting of Shareholders shall not commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

Under the Australian Corporations Act, (i) shareholders of Tronox holding at least 5% of the votes that may be cast on the resolution or (ii) at least 100 shareholders entitled to vote at a general meeting may give notice to Tronox proposing a resolution for consideration at the next general meeting that occurs more than two months after the notice is given. Under Australian law, the board of directors can refuse to place a resolution on the agenda at a meeting in certain circumstances, for example if the matter is not a matter for proper shareholder action because it concerns a matter exclusively vested in the board of directors.

OTHER MATTERS

The Board of Directors matters being submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares represented thereby on such matters in accordance with their best judgment.

Under the Australian Corporations Act, a person appointed as a proxy must not vote, on the basis of that appointment, on a resolution connected directly or indirectly with the remuneration of a member of the key management personnel for the company if (i) the person is a member of the key management personnel and (ii) the appointment does not specify the way is to vote on the resolution. This prohibition does not apply to the Chairman, where the proxy appointment expressly authorizes the Chairman of the Meeting to exercise an undirected proxy.

HOUSEHOLDING AND COMBINING ACCOUNTS

Each registered shareholder (those that own shares in their own name on the books of our transfer agent) will receive one copy each of this Proxy Statement per account, even if at the same address.

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report to those shareholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information shareholders receive and also reduce expenses for companies. While we do not utilize householding, some intermediaries may be householding our proxy materials and annual report. Once you have received notice from your broker or another intermediary that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through an intermediary that sent a single proxy statement and annual report to multiple shareholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to: 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA or 1 Brodie Hall Drive, Technology Park, Bentley, Western Australia, Australia, 6102 or faxed to +1 (203) 705-3703 (USA), or +61 (0) 8 9 365-1390 (Australia). If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies of our proxy materials and annual report and wish to receive only one, you should contact your bank, broker or other nominee record holder.

WHERE YOU CAN FIND MORE INFORMATION

Our public internet site is http://www.tronox.com. We make available free of charge, on or through the investor relations section of our internet site, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website are charters for the Company’s Audit Committee, Compensation Committee and Nominating & Governance Committee. Copies of these charters and our Corporate Governance Guidelines and Code of Business Conduct and Ethics governing our directors, officers and employees are also posted on our website in the “Corporate Governance” section. Copies of these documents may be requested in print, at no cost, by telephone at 203-705-3800 or by mail at Tronox Limited One Stamford Plaza, 263 Tresser Boulevard, Suite 100, Stamford, CT 06901, Attention: Investor Relations. The information included on the website is not incorporated by reference into this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Michael J. Foster

Senior Vice President,

General Counsel and Secretary

April 15, 2013

EXHIBIT A

NOTICE OF NOMINATION OF THE AUDITOR

The Company Secretary

Tronox Limited

263 Tresser Boulevard, Suite 1100

Stamford, CT 06901, United States of America

April 15, 2013

Dear Sir

Notice of nomination of auditor

I, Andrew P. Hines, being a member of Tronox Limited (“Company”), hereby nominate Grant Thornton LLP for appointment as auditor of the Company, pursuant to section 328B(1) of the Corporations Act 2001 (Cth), at the next Annual General Meeting of the Company or any adjournment thereof.

Yours sincerely,

/s/ Andrew P. Hines
Andrew P. Hines

A-1

EXHIBIT B

TRONOX LIMITED ANNUAL PERFORMANCE BONUS PLAN

1. PURPOSE. The purpose of the Tronox Limited Annual Performance Bonus Plan is to attract, retain and motivate employees by providing bonus awards to designated Participants.

2. DEFINITIONS. Unless the context otherwise requires, the words that follow shall have the following meanings:

(a) “Award” shall mean a bonus award under the Plan.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

(d) “Committee” shall mean the Human Resources and Compensation Committee of the Board or such other committee of the Board that is appointed by the Board to administer the Plan. If no such committee has been appointed, the Board shall be the Committee.

(e) “Common Stock” means the Class A ordinary shares of the Company.

(f) “Company” shall mean Tronox Limited and any successor by merger, consolidation or otherwise.

(g) “Participant” shall mean an employee of the Company or any subsidiary selected, in accordance with the terms of the Plan, to receive an Award in accordance with the Plan.

(h) “Performance Goal” shall mean such performance objective or objectives applicable for Participants to receive payment of an Award under the Plan as selected by the Committee in its sole discretion; provided that with respect to Awards that are intended to be Section 162(m) Awards, such performance objective or objectives shall be selected by the Committee in its sole discretion from one of the performance goals set forth on Schedule A hereto.

(i) “Performance Period” shall mean each fiscal year of the Company or such other period (as specified by the Committee) over which performance is to be measured.

(j) “Plan” shall mean the Tronox Limited Annual Performance Bonus Plan.

(k) “Section 162(m)” shall mean Section 162(m) of the Code (or any successor section) and the Treasury regulations and other official guidance promulgated thereunder.

(l) “Section 162(m) Award” shall mean any Award under the Plan that is intended to qualify for the “performance-based compensation” exception under Section 162(m).

(m) “Section 409A” shall mean Section 409A of the Code and the Treasury regulations and other official guidance promulgated thereunder.

3. ADMINISTRATION AND INTERPRETATION OF THE PLAN.

(a) GENERAL. The Plan shall be administered by the Committee. The Committee shall have the exclusive authority and responsibility to make all determinations and take all other actions necessary or desirable for the Plan’s administration, including, without limitation, the power to: (i) select Participants; (ii) determine the amount of Awards granted to Participants under the Plan; (iii) determine the conditions and restrictions, if any, subject to which the payment of Awards will be made; (iv) certify that the conditions and restrictions applicable to the payment of any Award have been met; (v) interpret the Plan; and (vi) adopt, amend, or rescind such rules and regulations, and correct any defect, supply any omission and reconcile any inconsistency in the Plan in the manner and to the extent it shall deem necessary to carry out its responsibilities under the Plan. All decisions of the Committee on any question concerning the selection of Participants and the interpretation and administration of the Plan shall be final, conclusive and binding upon all parties. The Committee may rely on information, and consider recommendations provided by the Board or the executive officers of the Company.

(b) PLAN EXPENSES. The expenses of the Plan shall be borne by the Company.

(c) UNFUNDED ARRANGEMENT. The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any Award under the Plan. The Plan shall be “unfunded” for all purposes and Awards hereunder shall be paid out of the general assets of the Company as and when the Awards are payable under the Plan. All Participants shall be solely unsecured general creditors of the Company. If the Company decides in its sole discretion to establish any advance accrued reserve on its books against the future expense of the Awards payable hereunder, or if the Company decides in its sole discretion to fund a trust from which Plan benefits may be paid from time to time, such reserve or trust shall not under any circumstance be deemed to be an asset of the Plan.

(d) DELEGATION. The Committee may, in its discretion, delegate its authority and responsibility under the Plan unless prohibited by applicable law.

(e) ACCOUNTS AND RECORDS. The Committee shall maintain such accounts and records regarding the fiscal and other transactions of the Plan and such other data as may be required to carry out its functions under the Plan and to comply with all applicable laws.

(f) RETENTION OF PROFESSIONAL ASSISTANCE. The Committee may employ such legal counsel, accountants and other persons as may be required in carrying out its duties in connection with the Plan.

(g) INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Committee and the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Board or Committee member shall be entitled to the indemnification rights set forth in this Section 3(g) only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful; and provided, further, that upon the institution of any such action, suit or proceeding, a Board or Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle and defend it on such Board or Committee member’s own behalf.

4. ELIGIBILITY AND PARTICIPATION. Participation in the Plan shall be limited to those employees of the Company or its subsidiaries selected by the Committee from time to time in its sole discretion, and no person shall be entitled to any Award for a Performance Period unless the individual is designated as a Participant for the Performance Period. The Committee may add to or delete individuals from the list of designated Participants at any time and from time to time, in its sole discretion. No Participant who is granted an Award under the Plan shall have any right to a grant of future Awards under the Plan. By accepting any payment under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated such person’s acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Committee. Subject to the terms and conditions of the Plan, determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible employees under the Plan, whether or not such employees are similarly situated.

5. GRANT OF AWARDS; PAYMENT OF AWARDS.

(a) AWARDS. The Committee shall establish the terms and conditions applicable to any Award granted under the Plan and a Participant shall be eligible to receive an Award under the Plan in accordance with such terms and conditions. Without limiting the foregoing, the Committee may grant Awards subject to any or all of the following: (i) attainment of time-based vesting conditions; (ii) attainment of any Performance Goal established by the Committee with respect to any Performance Period; or (iii) the Committee’s evaluation of a Participant’s individual performance for the Company and/or its subsidiaries. The Committee may, in its sole discretion, amend or modify the terms and conditions applicable to an Award (provided that the consent of an affected Participant shall be required prior to any amendment or modification that adversely affects a Participant’s outstanding Awards) and may elect to pay all or any portion of an Award to a Participant regardless of whether any Award is payable in accordance with the terms and conditions originally established by the Committee, subject to the limitations of Section 6 hereof.

(b) TIME OF PAYMENT. Unless otherwise determined by the Committee, Awards shall be paid in the calendar year following the year to which such Award relates at such time or times as determined by the Committee in its sole discretion. Notwithstanding the foregoing, the Committee may defer payment of all or any portion of any Awards with such conditions as the Committee may determine and may permit a Participant electively to defer receipt of all or a portion of an Award, in each case, taking into account the requirements of Section 409A.

(c) FORM OF PAYMENT. In the sole discretion of the Committee, Awards may be paid in whole or in part in cash, Common Stock or other property, provided that any Common Stock to be awarded as part of an Award hereunder shall be issued pursuant to the terms and conditions of any shareholder-approved equity plan of the Company (if any) as in effect from time to time. To the extent that there is no shareholder-approved equity plan of the Company with an available share reserve to cover the issuance of Common Stock in connection with the payment of any Award hereunder, the full amount of the Award shall be paid in cash.

(d)

IMPACT OF TERMINATION OF EMPLOYMENT. Unless otherwise determined by the Committee in its sole discretion, the right to any payment in respect of an Award hereunder shall be subject to the Participant’s continued employment with the Company or its subsidiaries on the applicable date of payment of the Award.

6. SECTION 162(m) COMPLIANCE. Notwithstanding any other provision of the Plan to the contrary, the provisions of this Section 6 shall apply to the extent that an Award under the Plan is intended to be a Section 162(m) Award.

(a) GRANT TIMING. For purposes of any Award payable hereunder that is intended to be a Section 162(m) Award, the Committee shall make such determinations with respect to such Award and shall establish the objective performance criteria and the individual target Award (if any) applicable to each Participant or class of Participants in writing within ninety (90) days after the beginning of the applicable Performance Period (or such other time period as is required under Section 162(m)) and while the outcome of the Performance Goals is substantially uncertain. The applicable performance criteria shall be based on one or more of the Performance Goals set forth in Schedule A hereto.

(b)

OBJECTIVE CRITERIA. Subject to the limitations of the Plan, the Committee shall, in its sole discretion, have authority to determine the eligible Participants to whom, and the time or times at which, Section 162(m) Awards shall be made, the vesting and payment provisions applicable to such Awards, and all other terms and conditions of such Awards. As and to the extent required by Section 162(m), the terms of an Award that is a Section 162(M) Award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the Award, and must preclude discretion to increase the amount of compensation payable under the terms of the Award (but may allow the Committee discretion to decrease the amount of compensation payable).

(c)

OTHER TERMS. For each Participant, the Committee may specify a target Award. The individual target Award may be expressed, at the Committee’s discretion, as a fixed dollar amount, a percentage of base salary, or an amount determined pursuant to an objective formula or standard. Establishment of an individual target Award for a Participant for a Performance Period shall not imply or require that the same level individual target Award (if any such Award is established by the Committee for the relevant Participant) be set for any subsequent Performance Period. At the time the Performance Goals are established, the Committee shall prescribe a formula to determine the percentages (which may be greater than 100%) of the individual target Award, which may be payable based upon the degree of attainment of the Performance Goals during the Performance Period.

(d)

MEASUREMENT OF ACHIEVEMENT. The measurements used in Performance Goals set under the Plan shall be determined in accordance with generally accepted accounting principles, except, to the extent that any objective Performance Goals are used, if any measurements require deviation from generally accepted accounting principles, such deviation shall be at the discretion of the Committee at the time the Performance Goals are set or at such later time to the extent permitted under Section 162(m).

(e)

COMMITTEE CERTIFICATION. At the expiration of the applicable Performance Period, the Committee shall determine and certify in writing the extent to which the Performance Goals established pursuant to this Section 6 have been achieved and the percentage of the Participant’s individual target Award that has been vested and earned. Following the Committee’s determination and certification in accordance with the foregoing, the Section 162(m) Award shall become vested and payable in accordance with the terms and conditions of the Plan.

(f)	MAXIMUM AWARD. The maximum value of any payment under any Section 162(m) Award to any Participant in the Plan with respect to any twelve (12)-month period shall be $5,000,000.

7. NON-ASSIGNABILITY. No Award or payment thereof nor any right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, garnishment, execution or levy of any kind or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber and to the extent permitted by applicable law, charge, garnish, execute upon or levy upon the same shall be void and shall not be recognized or given effect by the Company.

8. SUCCESSORS. For purposes of the Plan, the Company shall include any and all successors or assignees, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business or assets of the Company and such successors and assignees shall perform the Company’s obligations under the Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In the event that the surviving corporation in any transaction to which the Company is a party is a subsidiary of another corporation, the ultimate parent corporation of such surviving corporation shall cause the surviving corporation to perform the obligations of the Company under the Plan in the same manner and to the same extent that the Company would be required to perform such obligations if no such succession or assignment had taken place. In such event, the term “Company,” as used in the Plan, shall mean the Company, as hereinbefore defined, and any successor or assignee (including the ultimate parent corporation) to the business or assets thereof which by reason hereof becomes bound by the terms and provisions of the Plan.

9. NO RIGHT TO EMPLOYMENT. Nothing in the Plan or in any notice of an Award shall confer upon any person the right to continue in the employment of the Company or one of its subsidiaries or affect the right of the Company or any of its subsidiaries to terminate the employment of any Participant at any time or for any reason (or no reason).

10. AMENDMENT OR TERMINATION. The Board reserves the right, subject to shareholder approval to the extent required by applicable law, regulation or exchange listing rules, to amend, suspend or terminate the Plan at any time, provided that no amendment, suspension or termination may adversely affect the rights of any

Participant with regard to any outstanding Award. In no event may any such amendment, suspension or termination result in an increase in the amount of compensation payable pursuant to any Award under the Plan or the failure of any such Award to qualify for the “performance-based compensation” exception under Section 162(m) to the extent applicable.

11. EFFECTIVE DATE AND TERM OF PLAN. The Board approved the Plan effective as of February 18, 2013, subject to shareholder approval for purposes of Awards intended to be Section 162(m) Awards. No Award under the Plan that is intended to be a Section 162(m) Award shall be granted on or after the fifth anniversary of the shareholder approval of the Plan unless the Performance Goals are re-approved (or other designated Performance Goals are approved) by the shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders approve the Performance Goals.

12. SEVERABILITY. In the event that any one or more of the provisions contained in the Plan shall, for any reason, be held to be invalid, illegal or unenforceable, in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.

13. WITHHOLDING. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have under applicable law to withhold federal, state or local income or other taxes incurred by reason of the payment of Awards under the Plan.

14. GOVERNING LAW. The Plan and any amendments hereto shall be construed, administered, and governed in all respects in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

15. COMPANY RECOUPMENT OF AWARDS. All Awards shall be subject to any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Securities Exchange Act of 1934, as amended (as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission).

16. SECTION 409A COMPLIANCE. The Plan is intended to either comply with, or be exempt from, the requirements of Section 409A. To the extent that the Plan is not exempt from the requirements of Section 409A, the Plan is intended to comply with the requirements of Section 409A and shall be limited, construed and interpreted in accordance with such intent. Accordingly, the Company reserves the right to amend the provisions of the Plan at any time and in any manner without the consent of Participants solely to comply with the requirements of Section 409A and to avoid the imposition of the additional tax, interest or income inclusion under Section 409A on any payment to be made hereunder while preserving, to the maximum extent possible, the intended economic result of the Award of any affected Participant. In no event whatsoever shall the Company be liable for any additional tax, interest, income inclusion or other penalty that may be imposed on a Participant by Section 409A or for damages for failing to comply with Section 409A. Notwithstanding any contrary provision in the Plan, to the extent that the payment of an Award is to be made as a result of a Participant’s “separation from service” (within the meaning of Section 409A) and such Participant is a “specified employee” (as defined under Section 409A) of the Company at the time of such “separation from service,” the payment of the Award shall be delayed for the first six (6) months following such “separation from service” (or, if earlier, the date of such Participant’s death) and shall instead be paid in the manner set forth for the applicable Award upon expiration of such delay period.

17. TITLES AND HEADINGS. The headings and titles used in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

SCHEDULE A

PERFORMANCE GOALS

To the extent permitted under Section 162(m), performance goals established for purposes of Awards intended to be Section 162(m) Awards, shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals (“Performance Goals”):

•	earnings per share;

•	operating income;

•	gross income;

•	net income (before or after taxes);

•	cash flow;

•	gross profit;

•	gross profit return on investment;

•	gross margin return on investment;

•	gross margin;

•	operating margin;

•	working capital;

•	earnings before interest and taxes;

•	earnings before interest, tax, depreciation, and amortization;

•	return on equity;

•	return on assets;

•	return on capital;

•	return on invested capital;

•	return on capital employed;

•	net revenues;

•	gross revenues;

•	revenue growth;

•	annual recurring revenues;

•	recurring revenues;

•	service revenues;

•	license revenues;

•	sales or market share;

•	total shareholder return;

•	economic value added;

•

specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

•	the fair market value of the a share of Common Stock;

•	the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; or,

•	reduction in operating expenses.

To the extent permitted under Section 162(m), the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:

(a)

restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(b)	an event either not directly related to the operations of the Company or not within reasonable control of the Company’s management; or,

(c)	a change in tax law or accounting standards required by generally accepted accounting principles.

Performance Goals may also be based upon individual participant performance goals, as determined by the Committee, in its sole discretion.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m), but only to the extent permitted under Section 162(m) (including, without limitation, compliance with any requirements for shareholder approval), the Committee may also:

(a)	designate additional business criteria on which the performance goals may be based; or,

(b)	adjust, modify or amend the aforementioned business criteria.

ANNUAL GENERAL MEETING OF TRONOX LIMITED Date: May 21, 2013 Time: 9 A.M. U.S. Eastern Daylight Time Place: Stamford Marriott Hotel, 243 Tresser Boulevard Stamford, Connecticut 06901, USA Please make your marks like this: Use dark black pencil or pen only Board of Directors Recommends a Vote FOR proposals 1, 2, 3, 4 and 1 year on proposal 5. 1: Election of Class A Directors (holders of Class A Shares only) Directors Recommend For Withhold 01 Thomas Casey For 02 Andrew P. Hines For 03 Wayne A. Hinman For 04 Ilan Kaufthal For 05 Jeffry N. Quinn For 06 Peter Johnston For For Against Abstain 2: To Performance approve the Bonus Tronox Plan. Limited Annual For 3: To Limited approve independent the appointment registered of the public Tronox auditor, For who removed. will serve until that auditor resigns or is 4: To the approve, compensation on a non-binding of the Company’s advisory named basis, For executive officers (the “Say-on-Pay Vote”). 1 2 3 Year Years Year’s Abstain 5: To the approve, frequency on of a the non-binding Say-on-Pay advisory Vote. basis, 1 Year If Important you appoint note the for Chairman proposals of 2, the 4 and Annual 5: General Meeting your proxy and you do not direct Chairman the Chairman of the how meeting to vote to as vote your as proxy your on proxy proposals even if the 2, 4 resolutions or 5, you expressly are connected authorize directly the or Tronox indirectly Limited. with the remuneration of a member of the key management personnel of Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. If the form is signed on your behalf under a power of attorney, please attach a certified photocopy of the power of attorney when you return this form. Please separate carefully at the perforation and return just this portion in the envelope provided. Annual General Meeting of Tronox Limited (ACN 153 348 111) to be held at 9:00 a.m. U.S. Eastern Daylight Time Tuesday, May 21, 2013 for Holders as of 5:00 p.m. U.S. Eastern Daylight Time April 19, 2013 This proxy is being solicited on behalf of the Board of Directors VOTED BY: INTERNET TELEPHONE FAX Call Go To +1(866) 390-6266 OR +61(0) 89365-1390 www.proxypush.com/trox Use any touch-tone telephone. (Australia) Cast your vote online. OR Have your Proxy Card/Voting +1(203) 705-3703 View Meeting Documents. Instruction Form ready. (United States) Follow the simple recorded MAIL instructions. OR Mark, sign and date your Proxy Card/Voting Instruction Form. Detach your Proxy Card/Voting Instruction Form. Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints the Chairman of the Annual General Meeting, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes him, to vote all the shares of capital stock of Tronox Limited which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in his discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSALS IN ITEMS 2, 3, 4 AND 1 YEAR ON PROPOSAL 5. All votes must be received by 11:59 P.M., U.S. Eastern Daylight Time, May 20, 2013. PROXY TABULATOR FOR TRONOX LIMITED P.O. BOX 8016 CARY, NC 27512-9903 EVENT # CLIENT # Please separate carefully at the perforation and return just this portion in the envelope provided.

Proxy — Tronox Limited Annual General Meeting of Shareholders May 21, 2013, 9 a.m., U.S. Eastern Daylight Time This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints the Chairman of the Annual General Meeting (the “Named Proxy”) as proxy for the undersigned, with full power of substitution, to vote the shares of common stock of Tronox Limited, a company organized under the laws of Australia and listed on the New York Stock Exchange (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Stamford Marriott Hotel, 243 Tresser Boulevard, Stamford, Connecticut 06901, USA on Tuesday, May 21, 2013 at 9 a.m. U.S. Eastern Daylight Time and all adjournments thereof. The purpose of the Annual General Meeting is to take action on the following: 1. For holders of the Company’s Class A ordinary shares (the “Class A Shares”) to elect the Nominees (as defined in the Proxy Statement below) as Class A directors of the Company until they retire or are removed. 2. To approve the Tronox Limited Annual Performance Bonus Plan. 3. To approve the appointment of the Company’s independent registered public auditor, who will serve until the earlier of the date that the auditor resigns or is removed. 4. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”). 5. To approve, on a non-binding advisory basis, the frequency of Say-on-Pay Vote. 6. To receive and consider the Company’s annual financial report for the year ended December 31, 2013 and the reports of the directors and auditors on those statements. 7. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors of the Company recommends a vote “FOR” all nominees for director under proposal 1 and “FOR” proposals 2,3 and 4. The Board of Directors of the Company recommends a vote “FOR” the approval of say-on-pay votes of every one year under proposal 5. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxy are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxy cannot vote your shares unless you sign and return this card. To attend the meeting and vote your shares in person, please mark this box.

ANNUAL GENERAL MEETING OF TRONOX LIMITED Date: May 21, 2013 Time: 9 A.M. U.S. Eastern Daylight Time Place: Stamford Marriott Hotel, 243 Tresser Boulevard, Stamford, Connecticut 06901, USA Please make your marks like this: Use dark black pencil or pen only Board of Directors Recommends a Vote FOR proposals 1, 2, 3, 4 and 1 year on proposal 5. 1: Election of Class B Directors (holders of Class B Shares only) Recommend Directors For p 01 Daniel Blue For 02 Wim de Klerk For 03 Sipho Nkosi For For Against Abstain 2: To Performance approve the Bonus Tronox Plan. Limited Annual For 3: To independent approve the registered appointment public of auditor, the Company’s who For will removed. serve until that auditor resigns or is 4: To the approve, compensation on a non-binding of the Company’s advisory named basis, For executive officers (the “Say-on-Pay Vote”). Year 1 Years 2 Years 3 Abstain 5: To the approve, frequency on of a the non-binding Say-on-Pay advisory Vote. basis, 1 Year Important If you appoint note the for Chairman proposals of 2, the 4 and Annual 5: General Meeting your proxy and you do not direct Chairman the Chairman of the how meeting to vote to as vote your as proxy your on proxy proposals even if the 2, 4 resolutions or 5, you expressly are connected authorize directly the or Limited. indirectly with the remuneration of a member of the key management personnel of Tronox Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. If the form is signed on your behalf under a power of attorney, please attach a certified photocopy of the power of attorney when you return this form. Please separate carefully at the perforation and return just this portion in the envelope provided. Annual General Meeting of Tronox Limited (ACN 153 348 111) to be held 9:00 am U.S. Eastern Daylight Time Tuesday, May 21, 2013 for Holders as of 5:00 pm U.S. Eastern Daylight Time April 19, 2013 This proxy is being solicited on behalf of the Board of Directors VOTED BY: INTERNET TELEPHONE FAX Call Go To +1(866) 390-6266 OR +61(0) 89365-1390 www.proxypush.com/trox (Australia) Cast vote online. Use any touch-tone telephone. your OR +1(203) 705-3703 View Meeting Documents. Have your Proxy Card/Voting (United States) Instruction Form ready. Follow the simple recorded MAIL instructions. OR Mark, sign and date your Proxy Card/Voting Instruction Form. Detach your Proxy Card/Voting Instruction Form. Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints the Chairman of the Annual General Meeting, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes his, to vote all the shares of capital stock of Tronox Limited which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in his discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSALS IN ITEMS 2, 3, 4 AND 1 YEAR ON PROPOSAL 5. All votes must be received by 11:59 P.M., U.S. Eastern Daylight Time, May 20, 2013. PROXY TABULATOR FOR TRONOX LIMITED P.O. BOX 8016 CARY, NC 27512-9903 EVENT # CLIENT # Please separate carefully at the perforation and return just this portion in the envelope provided.

Proxy — Tronox Limited Annual General Meeting of Shareholders May 21, 2013, 9 a.m., U.S. Eastern Daylight Time This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints the Chairman of the Annual General Meeting (the “Named Proxy”) and each of them as proxy for the undersigned, with full power of substitution, to vote the shares of common stock of Tronox Limited, organized under the laws of Australia and listed on the New York Stock Exchange company (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Stamford Marriott Hotel, 243 Tresser Boulevard, Stamford, Connecticut 06901, USA on Tuesday, May 21, 2013 at 9 a.m. U.S. Eastern Daylight Time and all adjournments thereof. The purpose of the Annual General Meeting is to take action on the following: 1. For holders of the Company’s Class B ordinary shares (the “Class B Shares”) to elect certain persons listed herein as Class B directors of the Company until they retire or are removed. 2. To approve the Tronox Limited Annual Performance Bonus Plan. 3. To approve the appointment of the Company’s independent registered public auditor, who will serve until the earlier of the date that the auditor resigns or is removed. 4. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”). 5. To approve, on a non-binding advisory basis, the frequency of Say-on-Pay Vote. 6. To receive and consider the Company’s annual financial report for the year ended December 31, 2013 and the reports of the directors and auditors on those statements. 7. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors of the Company recommends a vote “FOR” all nominees for director under proposal 1 and “FOR” proposals 2,3, and 4. The Board of Directors of the Company recommends a vote “FOR” the approval of say-on-pay votes of every one year under proposal 5. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxy are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxy cannot vote your shares unless you sign and return this card. To attend the meeting and vote your shares in person, please mark this box.